CREDIT AGREEMENT

                           dated as of August 14, 1997

                                      among

                          AMCAST INDUSTRIAL CORPORATION

                                  as Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,


                                    as Banks,

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                                    as Agent

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.   DEFINITIONS.....................................................1

ARTICLE II. AMOUNT AND TERMS OF CREDIT......................................14
         SECTION 2.1.      AMOUNT AND NATURE OF CREDIT......................14
         SECTION 2.2.      CONDITIONS TO LOANS AND LETTERS OF CREDIT........20
         SECTION 2.3.      PAYMENT ON NOTES, ETC............................21
         SECTION 2.4.      PREPAYMENT.......................................23
         SECTION 2.5.      COMMITMENT AND OTHER FEES; TERMINATION
                               OR REDUCTION OF COMMITMENT...................24
         SECTION 2.6.      COMPUTATION OF INTEREST AND FEES; DEFAULT
                               RATE.........................................24
         SECTION 2.7.      MANDATORY PAYMENT AND CURRENCY
                               FLUCTUATIONS.................................24
         SECTION 2.8.      EXTENSION OF COMMITMENT..........................25

ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS................25
         SECTION 3.1.      RESERVES OR DEPOSIT REQUIREMENTS, ETC............25
         SECTION 3.2.      TAX LAW, ETC.....................................26
         SECTION 3.3.      EUROCURRENCY DEPOSITS UNAVAILABLE OR
                               INTEREST RATE UNASCERTAINABLE................26
         SECTION 3.4.      INDEMNITY........................................27
         SECTION 3.5.      CHANGES IN LAW RENDERING LIBOR LOANS
                               UNLAWFUL.....................................27
         SECTION 3.6.      FUNDING..........................................27

ARTICLE IV.   CONDITIONS PRECEDENT..........................................27
         SECTION 4.1.      NOTES............................................28
         SECTION 4.2.      GUARANTIES OF PAYMENT OF DEBT....................28
         SECTION 4.3.      OFFICER'S CERTIFICATE, RESOLUTIONS,
                               ORGANIZATIONAL DOCUMENTS.....................28
         SECTION 4.4.      LEGAL OPINIONS...................................28
         SECTION 4.5.      GOOD STANDING CERTIFICATES.......................28
         SECTION 4.6.      AGENT AND LEGAL FEES.............................28
         SECTION 4.7.      LIEN SEARCHES....................................28
         SECTION 4.8.      NO MATERIAL ADVERSE CHANGE.......................28
         SECTION 4.9.      ACQUISITION DOCUMENTS............................28
         SECTION 4.10.     FINANCIAL STATEMENTS OF SPEEDLINE................29
         SECTION 4.11.     WIRE TRANSFER INSTRUCTIONS.......................29
         SECTION 4.12.     MISCELLANEOUS....................................29

ARTICLE V.   COVENANTS......................................................29
         SECTION 5.1.      INSURANCE........................................29
         SECTION 5.2.      MONEY OBLIGATIONS................................29
         SECTION 5.3.      FINANCIAL STATEMENTS.............................29
         SECTION 5.4.      FINANCIAL RECORDS................................30
         SECTION 5.5.      FRANCHISES.......................................30
         SECTION 5.6.      ERISA COMPLIANCE.................................31
         SECTION 5.7.      FINANCIAL COVENANTS..............................31
         SECTION 5.8.      LIENS............................................31
         SECTION 5.9.      REGULATIONS U and X..............................32
         SECTION 5.10.     INVESTMENTS AND LOANS............................32
         SECTION 5.11.     MERGER AND SALE OF ASSETS........................33
         SECTION 5.12.     ACQUISITIONS.....................................33
         SECTION 5.13.     NOTICE...........................................33
         SECTION 5.14.     ENVIRONMENTAL COMPLIANCE.........................33
         SECTION 5.15.     CORPORATE NAMES..................................34
         SECTION 5.16.     SUBSIDIARY GUARANTIES............................34
         SECTION 5.17.     AFFILIATE TRANSACTIONS...........................34
         SECTION 5.18.     ACQUISITION......................................35
         SECTION 5.19.     SYNDICATION OF CREDIT............................35
         SECTION 5.20.     VALUE OF COMPANIES...............................35

ARTICLE VI.  REPRESENTATIONS AND  WARRANTIES................................35
         SECTION 6.1.      CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN
                               QUALIFICATION................................35
         SECTION 6.2.      CORPORATE AUTHORITY..............................35
         SECTION  6.3.     COMPLIANCE WITH LAWS.............................36
         SECTION 6.4.      LITIGATION AND ADMINISTRATIVE PROCEEDINGS........36
         SECTION 6.5.      TITLE TO ASSETS..................................36
         SECTION 6.6.      LIENS AND SECURITY INTERESTS.....................36
         SECTION 6.7.      TAX RETURNS......................................36
         SECTION 6.8.      ENVIRONMENTAL LAWS...............................37
         SECTION 6.9.      CONTINUED BUSINESS...............................37
         SECTION 6.10.     EMPLOYEE BENEFITS PLANS..........................37
         SECTION 6.11.     CONSENTS OR APPROVALS............................38
         SECTION 6.12.     SOLVENCY.........................................38
         SECTION 6.13.     FINANCIAL STATEMENTS.............................38
         SECTION 6.14.     REGULATIONS......................................38
         SECTION 6.15.     MATERIAL AGREEMENTS..............................39
         SECTION 6.16.     INTELLECTUAL PROPERTY............................39
         SECTION 6.17.     INSURANCE........................................39
         SECTION 6.18.     ACCURATE AND COMPLETE STATEMENTS.................39
         SECTION 6.19.     DEFAULTS.........................................39

ARTICLE VII.   EVENTS OF DEFAULT............................................40
         SECTION 7.1.      PAYMENTS.........................................40
         SECTION 7.2.      SPECIAL COVENANTS................................40
         SECTION 7.3.      OTHER COVENANTS..................................40
         SECTION 7.4.      REPRESENTATIONS AND WARRANTIES...................40
         SECTION 7.5.      CROSS DEFAULT....................................40
         SECTION 7.6.      ERISA DEFAULT....................................40
         SECTION 7.7.      CHANGE IN OWNERSHIP..............................40
         SECTION 7.8.      MONEY JUDGMENT...................................40
         SECTION 7.9.      MATERIAL ADVERSE CHANGE..........................41
         SECTION 7.10.     GUARANTY OF PAYMENT..............................41
         SECTION 7.11.     SOLVENCY.........................................41

ARTICLE VIII.   REMEDIES UPON DEFAULT.......................................41
         SECTION 8.1.      OPTIONAL DEFAULTS................................42
         SECTION 8.2.      AUTOMATIC DEFAULTS...............................42
         SECTION 8.3.      LETTERS OF CREDIT................................42
         SECTION 8.4.      OFFSETS..........................................42
         SECTION 8.5.      EQUALIZATION PROVISION...........................43

ARTICLE IX.   THE AGENT.....................................................43
         SECTION 9.1.      APPOINTMENT AND AUTHORIZATION....................43
         SECTION 9.2.      NOTE HOLDERS.....................................43
         SECTION 9.3.      CONSULTATION WITH COUNSEL........................43
         SECTION 9.4.      DOCUMENTS........................................44
         SECTION 9.5.      AGENT AND AFFILIATES.............................44
         SECTION 9.6.      KNOWLEDGE OF DEFAULT.............................44
         SECTION 9.7.      ACTION BY AGENT..................................44
         SECTION 9.8.      NOTICES, DEFAULT, ETC............................44
         SECTION 9.9.      INDEMNIFICATION OF AGENT.........................44
         SECTION 9.10.     SUCCESSOR AGENT..................................45

ARTICLE X.   MISCELLANEOUS..................................................45
         SECTION 10.1.     BANKS' INDEPENDENT INVESTIGATION.................45
         SECTION 10.2.     NO WAIVER; CUMULATIVE REMEDIES...................45
         SECTION 10.3.     AMENDMENTS, CONSENTS.............................45
         SECTION 10.4.     NOTICES..........................................46
         SECTION 10.5.     COSTS, EXPENSES AND TAXES........................46
         SECTION 10.6.     INDEMNIFICATION..................................46
         SECTION 10.7.     CAPITAL ADEQUACY.................................47
         SECTION 10.8.     OBLIGATIONS SEVERAL; NO FIDUCIARY
                               OBLIGATIONS..................................47
         SECTION 10.9.     EXECUTION IN COUNTERPARTS........................48
         SECTION 10.10.    BINDING EFFECT; BORROWER'S ASSIGNMENT............48
         SECTION 10.11.    BANK ASSIGNMENTS/PARTICIPATIONS..................48
         SECTION 10.12.    SEVERABILITY OF PROVISIONS; CAPTIONS.............50
         SECTION 10.13.    ENTIRE AGREEMENT.................................50
         SECTION 10.14.    JUDGMENT CURRENCY................................51
         SECTION 10.15.    GOVERNING LAW; SUBMISSION TO JURISDICTION........51
         SECTION 10.16.    LEGAL REPRESENTATION OF PARTIES..................51
         SECTION 10.17.    JURY TRIAL WAIVER................................52
         SCHEDULE 1.........................................................53
         EXHIBIT A REVOLVING  CREDIT
         EXHIBIT B COMPETITIVE BID RATE NOTE
         EXHIBIT C-1 FORM OF COMPETITIVE  BID REQUEST
         EXHIBIT C-2 FORM OF INVITATION FOR COMPETITIVE  BIDS
         EXHIBIT C-3 FORM OF COMPETITIVE  BID
         EXHIBIT D NOTICE OF REVOLVING  LOAN
         EXHIBIT E COMPLIANCE CERTIFICATE
         EXHIBIT F FORM OF ASSIGNMENT AGREEMENT
         ATTACHMENT I TO FORM OF ASSIGNMENT  AGREEMENT
         ATTACHMENT II TO FORM OF ASSIGNMENT  AGREEMENT
         ATTACHMENT  III TO FORM OF ASSIGNMENT  AGREEMENT
         SCHEDULE 6.1 CORPORATE  INFORMATION
         SCHEDULE 6.4  LITIGATION  SCHEDULE
         6.10 ERISA PLANS SCHEDULE
         6.15 MATERIAL AGREEMENTS

         This Credit Agreement (as it may from time to time be amended, restated or otherwise modified, the "Agreement") is made effective as of the 14th day of August, 1997, among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation, 7887 Washington Village Drive, Dayton, Ohio 45459, (the "Borrower"), the banking institutions named in Schedule 1 attached hereto and made a part hereof (collectively, the "Banks", and individually, a "Bank") and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as Agent for the Banks under this Agreement ("Agent").

                                   WITNESSETH:

         WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Absolute Rate Auction" shall mean a solicitation of Competitive Bids setting forth Competitive Bid Absolute Rates pursuant to Section 2.1C hereof.

         "Adjusted LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR rate by (b) 1.00 minus the Reserve Percentage.

         "Adjusted  Prime  Rate" shall mean the greater of (a) the Prime Rate or
(b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from the Closing Date through the fiscal quarter ending on or about April 30, 1998, twenty (20) basis points; and

         (b) commencing on February 28, 1998, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio for the most recently completed four (4) fiscal quarters (subject to the Proviso) shall be used to establish the number of basis points that will go into effect on May 1, 1998 and thereafter:


--------------------------------------------- ---------------------
           Leverage Ratio                     Applicable Commitment
                                                  Fee Rate
--------------------------------------------- ---------------------

Greater than or equal to 3.50 to 1.00         35   basis points
--------------------------------------------- ---------------------
Greater than or equal to 3.25 to 1.00
  but less than 3.50 to 1.00                  30   basis points
--------------------------------------------- ---------------------
Greater than or equal to 3.00 to 1.00
  but less than 3.25 to 1.00                  25   basis points
--------------------------------------------- ---------------------
Greater than or equal to 2.75 to 1.00
  but less than 3.00 to 1.00                  20   basis points
--------------------------------------------- ---------------------
Greater than or equal to 2.50 to 1.00
  but less than 2.75 to 1.00                  17.5 basis points
--------------------------------------------- ---------------------
Greater than or equal to 2.00 to 1.00
  but less than 2.50 to 1.00                  15   basis points
--------------------------------------------- ---------------------
Less than 2.00 to 1.00                        12.5 basis points
--------------------------------------------- ---------------------

Changes to the Applicable Commitment Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Applicable LIBOR Margin" shall mean:

         (a) for the period from the Closing Date through the fiscal quarter ending on or about April 30, 1998, sixty two and one-half (62.5) basis points;

         (b) commencing on February 28, 1998, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio for the most recently completed four (4) fiscal quarters (subject to the Proviso) shall be used to establish the number of basis points that will go into effect on May 1, 1998 and thereafter:

--------------------------------------------- -----------------
                                              Applicable LIBOR
           Leverage Ratio                          Margin
--------------------------------------------- -----------------
Greater than or equal to 3.50 to 1.00         125  basis points
--------------------------------------------- -----------------
Greater than or equal to 3.25 to 1.00
but less than 3.50 to 1.00                    100  basis points
--------------------------------------------- -----------------
Greater than or equal to 3.00 to 1.00
but less than 3.25 to 1.00                    75   basis points
--------------------------------------------- -----------------
Greater than or equal to 2.75 to 1.00
but less than 3.00 to 1.00                    62.5 basis points
--------------------------------------------- -----------------

Greater than or equal to 2.50 to 1.00
but less than 2.75 to 1.00                    50   basis points
--------------------------------------------- -----------------

Greater than or equal to 2.00 to 1.00
but less than 2.50 to 1.00                    40   basis points
--------------------------------------------- -----------------

Less than 2.00 to 1.00                        30   basis points
--------------------------------------------- -----------------

Changes to the Applicable LIBOR Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Acquisition" shall mean the acquisition of the stock of Speedline by Levante S.p.A., an Italian corporation.

         "Acquisition Documents" shall mean the Share Purchase Agreement and all documents, instruments, and agreements referenced therein and related thereto in connection with the sale of shares pursuant to the Share Purchase Agreement.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         "Casting" shall mean Casting Technology Company, an Indiana general partnership.

         "Casting Guaranty" shall mean the guaranty of Borrower of certain indebtedness of Casting, existing prior to the Closing Date, which guaranty shall in no event exceed the amount of Twenty Five Million Dollars ($25,000,000).

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of the Banks to make Loans pursuant to the Revolving Credit Commitments and to participate in the issuance of Letters of Credit up to the Total Commitment Amount during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in Schedule 1 hereof.

         "Commitment Period" shall mean the period from the Closing Date to August 14, 2002, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower and any Subsidiary, including, without limitation, Speedline.

         "Companies" shall mean Borrower and all of its Subsidiaries, including, without limitation, Speedline.

         "Competitive Bid" shall mean an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.1C hereof.

         "Competitive Bid Absolute Rate" shall have the meaning set forth in subpart (d) of Section 2.1C hereof.

         "Competitive Bid Absolute Rate Loan" shall mean a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Competitive Bid Interest Period" shall mean:

                  (a) with respect to a Competitive Bid LIBOR Loan, a period of one (1), two (2), three (3), or six (6) Months (as established through the LIBOR Auction), commencing on the applicable borrowing date of each Competitive Bid LIBOR Loan and ending on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights or obligations as provided in
         Section 2.1 or 3.5 hereof, or maturity of such Competitive Bid LIBOR Loan as provided in Section 2.1 hereof, such period shall be shortened to end on the date such Loan is to be prepaid or converted pursuant to such provisions. Each Competitive Bid LIBOR Loan shall be repaid on the last day of the applicable Competitive Bid Interest Period; and

                  (b) with respect to a Competitive Bid Absolute Rate Loan, the period commencing on the date of such borrowing and ending such number of days thereafter (but not less than seven (7) days and not greater than one hundred eighty (180) days (as established through the Absolute Rate Auction); provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment obligations as provided in Section 2.1 hereof, or maturity of such Competitive Bid Absolute Rate Loan as provided in
         Section 2.1 hereof, such period shall be shortened to end on the date such Loan is to be prepaid pursuant to such provisions. Each Competitive Bid Absolute Rate Loan shall be repaid on the last day of the applicable Competitive Bid Interest Period.

         "Competitive Bid LIBOR Loan" shall mean a Loan to be made by a Bank pursuant to a LIBOR Auction.

         "Competitive Bid Loan" shall mean a fixed rate Loan granted to Borrower by a Bank in accordance with Section 2.1C hereof.

         "Competitive  Bid  Margin"  shall have the meaning set forth in subpart
(d) of Section 2.1C hereof.

         "Competitive Bid Rate Note" shall mean any Competitive Bid Rate Note executed and delivered pursuant to Section 2.1C hereof.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP.

         "Consolidated Depreciation, Obsolescence and Amortization Charges" shall mean the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower and its Subsidiaries for the period in question as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, on a Consolidated basis for Borrower and its Subsidiaries, the sum of the amounts for such period of:

                (a) Consolidated Net Earnings, provided that: (i) all gains and all losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of Borrower or any Subsidiary, shall be excluded from such Consolidated Net Earnings, (ii) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded from such Consolidated Net Earnings, and
         (iii) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded from such Consolidated Net Earnings;

                (b)  Consolidated Interest Expense; and

                (c) charges for federal, state, local and foreign income taxes; provided, however,that in determining Consolidated EBIT with respect to Speedline and its Subsidiaries ("Speedline EBIT"):(i)for the fiscal quarter of Borrower which ends on or about November 30, 1997, Speedline EBIT for such quarter shall be multiplied by 3/2, (ii) for the fiscal quarter of Borrower which ends on or about February 28, 1998, Speedline EBIT for such quarter shall be multiplied by 6/5,
         (iii) for the fiscal quarter of Borrower which ends on or about May 31, 1998, Speedline EBIT for such quarter shall be multiplied by 9/8, and
         (iv) for the fiscal quarter of Borrower which ends on or about August 31, 1998, Speedline EBIT for such quarter shall be multiplied by 12/11.

         "Consolidated EBITDA" shall mean, for any period on a Consolidated basis for Borrower and its Subsidiaries, the sum of the amounts for such period of:
                  (a) Consolidated Net Earnings, provided that: (i) all gains and all losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of Borrower or any Subsidiary, shall be excluded from such Consolidated Net Earnings, (ii) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded from such Consolidated Net Earnings, and
         (iii) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded from such Consolidated Net Earnings;

                  (b)  Consolidated Interest Expense;

                  (c) charges for federal, state , local and foreign income taxes; and

                  (d) Consolidated Depreciation, Obsolescence and Amortization Charges;

provided, however, that in determining Consolidated EBITDA with respect to Speedline and its Subsidiaries ("Speedline EBITDA"): (i) for the fiscal quarter of Borrower which ends on or about November 30, 1997, Speedline EBITDA for such quarter shall be multiplied by 3/2, (ii) for the fiscal quarter of Borrower which ends on or about February 28, 1998, Speedline EBITDA for such quarter shall be multiplied by 6/5, (iii) for the fiscal quarter of Borrower which ends on or about May 31, 1998, Speedline EBITDA for such quarter shall be multiplied by 9/8, and (iv) for the fiscal quarter of Borrower which ends on or about August 31, 1998, Speedline EBITDA for such quarter shall be multiplied by 12/11.

         "Consolidated Interest Expense" shall mean, for any period, interest expense of Borrower and its Subsidiaries for such period, determined on a Consolidated basis and in accordance with GAAP; provided, however, that in determining Consolidated Interest Expense with respect to Speedline and its Subsidiaries ("Speedline Interest Expense"): (i) for the fiscal quarter of Borrower which ends on or about November 30, 1997, Speedline Interest Expense for such quarter shall be multiplied by 3/2, (ii) for the fiscal quarter of Borrower which ends on or about February 28, 1998, Speedline Interest Expense for such quarter shall be multiplied by 6/5, (iii) for the fiscal quarter of Borrower which ends on or about May 31, 1998, Speedline Interest Expense for such quarter shall be multiplied by 9/8, and (iv) for the fiscal quarter of Borrower which ends on or about August 31, 1998, Speedline Interest Expense for such quarter shall be multiplied by 12/11.

         "Consolidated   Net  Earnings"   shall  mean,   for  any  period,   the
Consolidated net income (loss) of Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated shareholders' equity of Borrower and its Subsidiaries, determined as of such date in accordance with GAAP.

         "Controlled Group" shall mean a Company and each "person" (as therein defined) required to be aggregated with a Company under Code Sections 414(b),
(c), (m) or (o).

         "Debt" shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees, other fees and any prepayment premium payable hereunder.

         "Default Rate" shall mean a rate per annum which shall be two percent (2%) in excess of the Prime Rate from time to time in effect.

         "Derived LIBOR Rate" shall mean a rate per annum which shall be the sum of the Applicable LIBOR Margin plus Adjusted LIBOR.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" of a Eurocurrency Loan shall mean the Dollar equivalent of the amount of such Eurocurrency Loan, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two
(2) Business Days before the date of such Eurocurrency Loan for the purchase of the relevant Eurocurrency with Dollars for delivery on the date of such Eurocurrency Loan. Agent shall notify Borrower of the Dollar Equivalent of such Eurocurrency Loan at the time that Dollar Equivalent is determined.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any other country whose laws are applicable to any Company or wherein any Company does business, or by any state or municipality thereof, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

         "ERISA Event" shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a "reportable event" (as defined under ERISA Section 4043) has occurred with respect of any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multi-employer Plan is in or is likely to be in reorganization under ERISA Section 4241, (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan, (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits, or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code
Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency" shall mean Eurodollars, Deutsche Marks, Pounds Sterling, French Francs, Italian Lira, Swiss Francs, Belgian Francs or any other non-U.S. currency agreed to by Agent and the Banks.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurocurrency   Loan"  shall  mean  a  Loan  which  is  denominated  in
Eurocurrency.

         "Eurodollar" shall mean a Dollar denominated deposit in a bank or bank branch outside of the United States.

         "Event of Default" shall mean an event, condition or thing which constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean for any day, the rate per annum (rounded upward to the nearest 1/100 of one percent) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer, vice president of finance, treasurer, or vice president and controller.

         "Funded Indebtedness" shall mean all Indebtedness that is funded, including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

         "GAAP" shall mean generally accepted accounting principles as then in effect,which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Guarantor" shall mean one who pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean any one of Elkhart Products Corporation, an Indiana corporation, Wheeltek, Inc., an Indiana corporation, Amcast Investment Services Corporation, a Delaware corporation, and AS International, Inc., a Delaware corporation, which are each executing and delivering a Guaranty of Payment, or any other Person which shall deliver a Guaranty of Payment to Agent for the benefit of the Banks subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the guaranties of payment of debt executed and delivered on or after the date hereof in connection herewith by the Guarantors of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Indebtedness" shall mean, for any Company (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets excluding trade payables, (c) all obligations under conditional sales or other title retention agreements, (d) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, (e) all reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, interest rate swap, cap, collar or floor agreement or other interest rate management device, and (f) any other transaction (including forward sale or purchase agreements or agreements for the sale of receivables on a full recourse basis) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements; provided that the term Indebtedness for purposes of calculation of the Leverage Ratio, shall not include the Casting Guaranty.

         "Insurance Company Loans" shall mean the 7.09% Senior Notes, due November 7, 2005, issued by Borrower in the original aggregate principal amount of Fifty Million Dollars ($50,000,000) and originally issued to Principal Mutual Life Insurance Company and Northwestern Mutual Life Insurance Company and the 9.0% Senior Notes, due 1999 issued by Borrower in the original aggregate principal amount of Ten Million Dollars ($10,000,000) issued to Principal Mutual Life Insurance Company and the Northwestern Mutual Life Insurance Company.

         "Interest Adjustment Date" shall mean the last day of each Interest Period or Competitive Bid Interest Period, as applicable.

         "Interest Period" shall mean a period of one (1), two (2), three (3), or six (6) Months (as selected by Borrower) commencing on the applicable borrowing or conversion date of each LIBOR Loan and ending on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights or obligations as provided in Section
2.1 or 3.5 hereof, or maturity of such LIBOR Loan as provided in Section 2.1 hereof, such period shall be shortened to end on the date such Loan is to be prepaid or converted pursuant to such provisions. If Borrower fails to select a new Interest Period with respect to an outstanding LIBOR Loan that is denominated in Eurodollars at least three (3) Business Days prior to any Interest Adjustment Date, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period. If Borrower fails to select a new Interest Period with respect to an outstanding LIBOR Loan that is denominated in a Eurocurrency other than Eurodollars at least three (3) Business Days prior to any Interest Adjustment Date, such Loan shall be repaid on the last day of the applicable Interest Period.

         "Letter of Credit" shall mean any standby letter of credit which shall be issued by Agent for the benefit of Borrower, including amendments thereto, if any, and shall have an expiration date no later than fifteen (15) days prior to the last day of the Commitment Period.

         "Leverage Ratio" shall mean, for the time period in question and on a Consolidated basis and in accordance with GAAP, the ratio for the Companies of all Funded Indebtedness to Consolidated EBITDA.

         "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Eurocurrency or Dollars for the relevant Interest Period or Competitive Bid Interest Period, as applicable, and in the amount of the LIBOR Loan to be disbursed or to remain outstanding, as the case may be, during such Interest Period or Competitive Bid Interest Period, as applicable, are offered to the Reference Bank by prime banks in any Eurocurrency market reasonably selected by the Reference Bank, determined as of 11:00 A.M. London time (or as soon thereafter as practicable), two (2) Business Days prior to the beginning of the relevant Interest Period or Competitive Bid Interest Period, as applicable, pertaining to a LIBOR Loan hereunder.

         "LIBOR Auction" shall mean a solicitation of Competitive Bids setting forth Competitive Bid Margins for a Loan that is in Eurodollars and based on the London interbank offered rate pursuant to Section 2.1C hereof.

         "LIBOR Loan" shall mean a Eurocurrency Loan on which Borrower shall pay interest at a rate based on LIBOR.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

         "Loan" or "Loans" shall mean the credit to Borrower extended by the Banks in accordance with Section 2.1A or C hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing.

         "Majority Banks" shall mean, at any time, Banks having at least fifty-one percent (51%) of the Total Commitment Amount, or, if the Commitment shall have been terminated, having at least fifty-one (51%) of the aggregate unpaid principal amount of the Loans, or, if no Commitments are in effect and no Loans are outstanding, Banks which had at least fifty-one percent (51%) of the Commitment at the time of termination.

         "Month", with respect to an Interest Period or Competitive Bid Interest Period, as applicable, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period (or Competitive Bid Interest Period). If any Interest Period (or Competitive Bid Interest Period) begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period (or Competitive Bid Interest Period) is to end, the final month of such Interest Period (or Competitive Bid Interest Period) shall be deemed to end on the last Business Day of such final month.

         "Multi-employer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" or "Notes " shall mean any Revolving Credit Note or Notes, any Competitive Bid Rate Note or Notes, or any other note delivered pursuant to this Agreement.

         "Obligor" shall mean one whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" within the meaning of ERISA Section 3(2).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prime Rate Loan" shall mean a Loan on which Borrower shall pay interest at a rate based on the Prime Rate.

         "Proviso" shall mean that for Borrower's fiscal quarters ending prior to the fiscal year ending on or about August 31, 1998, Consolidated EBITDA, as referred to in the Leverage Ratio, shall be calculated as follows: (a) for the fiscal year ending on or about August 31, 1997, Consolidated EBITDA shall be calculated as disclosed in the pro forma statement provided by Borrower to Agent on or about July 30, 1997, (b) for the fiscal quarter ending on or about November 30, 1997, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4), (c) for the fiscal quarter ending on or about February 28, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2), and (d) for the fiscal quarter ending on or about May 31, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the three (3) previous fiscal quarters by one and one-third (1.333).

         "Reference Bank" shall mean the Cayman Islands branch office of KeyBank National Association.

         "Related Writing" shall mean the Loan Documents and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal rounded up to the nearest 1/100 of 1%) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Revolving Credit Commitment" shall mean the obligation hereunder of each Bank, during the Commitment Period, to make Revolving Loans and to participate in the issuance of Letters of Credit, up to the aggregate amount of Dollars (or its Dollar Equivalent in Eurocurrency) set forth opposite such Bank's name under the column headed "Maximum Amount" as listed in Schedule 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "Seller" shall mean the Corporate Sellers and the Individual Sellers, each as defined in the Share Purchase Agreement.

         "Share Purchase Agreement" shall mean that certain Share Purchase Agreement between Borrower, Speedline International Holding B.V., Gerance S.A., San Marco Finanziaria S.p.A., Mr. Antonio Zacchello, Mr. Giancarlo Zacchello, Mr. Gianni Zacchello, Mr. Franco Zacchello and Ms. Graziella Zacchello, dated July 18/21 1997, as the same may be from time to time amended, supplemented or otherwise modified.

         "Speedline" shall mean Speedline S.p.A., a company organized under the laws of Italy, and each of its Subsidiaries.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Banks) in favor of the prior payment in full of the Debt.

         "Subsidiary" of a Company or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by a Company or by one or more other Subsidiaries of a Company or by a Company and one or more Subsidiaries of a Company, (b) a partnership or limited liability company of which a Company, one or more other Subsidiaries of a Company or a Company and one or more Subsidiaries of a Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof or (c) any other Person (other than a corporation) in which a Company, one or more other Subsidiaries of a Company or such Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof; provided, however, that the term "Subsidiary" shall not be construed to include either Amcast Casting Technologies, Inc., an Indiana corporation and partner of Casting, or Casting.

         "Total Commitment Amount" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Loans and to participate in the issuance of Letters of Credit up to the maximum aggregate principal amount of Two Hundred Million Dollars ($200,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof). For purposes of determining the Total Commitment Amount, the amount utilized by each Eurocurrency Loan shall be the Dollar Equivalent amount of each such Eurocurrency Loan as of the most recent Interest Adjustment Date.

         "Unmatured Event of Default" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and which has not been appropriately waived by the Majority Banks in writing or fully corrected prior to becoming an actual Event of Default.

         "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (1).

         "Wholly-Owned Subsidiary" shall mean each Subsidiary all of whose outstanding stock, other than directors' qualifying shares, shall at the time be owned by Borrower and/or by one or more Wholly-Owned Subsidiaries.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT


         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this Agreement, each Bank shall participate to the extent hereinafter provided in making Loans to Borrower, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement during the Commitment Period be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Notes issued to such Bank, when combined with such Bank's pro rata share of the aggregate undrawn face amount of issued and outstanding Letters of Credit (but specifically excluding any Competitive Bid Loans payable to such Bank), shall not be in excess of the amount shown opposite the name of such Bank under the column headed "Maximum Amount" as set forth in
Schedule 1 hereto, and (b) such aggregate principal amount outstanding on the Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank but specifically excluding any Competitive Bid Rate Note) which is such Bank's Commitment Percentage.

         Each borrowing from the Banks hereunder (except for Competitive Bid Loans) shall be made pro rata according to the Banks' respective Commitment Percentages. The Loans shall be made and the Letters of Credit shall be issued, as follows:

         A. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit and (b) the aggregate outstanding principal amount of all Competitive Bid Loans. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans hereunder by means of any combination of (i) Prime Rate Loans maturing on the last day of the Commitment Period, bearing interest at a rate per annum which shall be the Adjusted Prime Rate from time to time in effect, or (ii) LIBOR Loans maturing on the last day of the Commitment Period bearing interest at a rate per annum which shall be the Derived LIBOR Rate, fixed in advance of each Interest Period which shall be selected by Borrower for each LIBOR Loan, but subject to changes in the Applicable LIBOR Margin.

         Each Revolving Loan shall be drawn down in an aggregate amount (or in the case of a Eurocurrency Loan, in an aggregate Dollar Equivalent amount) of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to a Eurocurrency Loan other than a Eurodollar Loan, such approximately comparable amount as shall result in a rounded number of the applicable Eurocurrency). Each Prime Rate Loan shall be made in Dollars. With respect to each LIBOR Loan, subject to the other provisions of this Agreement, Borrower shall have the right to receive all of the proceeds of such LIBOR Loan in Eurocurrency. Each LIBOR Loan shall be made in a single currency.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, on the last day of each succeeding February, May, August and November of each year and at the maturity thereof, commencing November 30, 1997. Borrower shall pay interest at a fixed rate for each Interest Period on the unpaid principal amount of each LIBOR Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) Months, the interest must be paid every three (3) Months, commencing three (3) Months from the beginning of such Interest Period).

         At the request of Borrower, provided no Unmatured Event of Default or Event of Default exists hereunder, the Banks shall convert Prime Rate Loans to LIBOR Loans that are in Eurodollars at any time, subject to the notice provisions of Section 2.2 hereof, and shall convert LIBOR Loans that are in Eurodollars to Prime Rate Loans on any Interest Adjustment Date.

         The obligation of Borrower to repay the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the Closing Date and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time (subject to the applicable notice provisions) during the Commitment Period.

         B. Letters of Credit. Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall, in its own name, but only as agent for the Banks, issue such Letters of Credit for the account of Borrower, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and Agent shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate amount of all issued and outstanding Letters of Credit would exceed Fifty Million Dollars ($50,000,000) or (b) the sum of (i) the aggregate outstanding principal amount of the Revolving Loans, plus (ii) the aggregate of all issued and outstanding Letters of Credit, plus (iii) the aggregate amount of all outstanding Competitive Bid Loans shall exceed the Commitment. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank's Commitment Percentage.

         Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, the Borrower for whose benefit the Letter of Credit is to be issued shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank notice of each such request for a Letter of Credit.

         In respect of each Letter of Credit and the drafts thereunder, if any, Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid in advance on a quarter-annual basis, at the rate per annum of the then current Applicable LIBOR Margin (i.e. the Applicable LIBOR Margin in effect on the date that the Letter of Credit is issued and, as to each quarter-annual payment date thereafter, the Applicable LIBOR Margin in effect on the date of such quarter-annual payment) times the face amount of the Letter of Credit from the date of the Letter of Credit to the date of its expiry; (b) to pay to Agent, for its sole account, an additional Letter of Credit fee, which shall be paid on the date that such Letter of Credit is issued, at the rate per annum of one-eighth of one percent (1/8%) of the face amount of the Letter of Credit from the date of the Letter of Credit to the date of its expiry; and (c) to pay to Agent for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent from time to time.

         Whenever a Letter of Credit is drawn, unless the amount drawn is immediately reimbursed by Borrower, the amount outstanding thereunder shall be deemed to be a Revolving Loan to Borrower subject to the provisions and requirements of Section 2.1A and 2.2 hereof (unless any such requirement shall pertain to a minimum draw requirement and such requirement shall be waived by Agent) and shall be evidenced by the Revolving Credit Notes. Each such Revolving Loan shall be deemed to be a Prime Rate Loan unless otherwise requested by (in accordance with the notice provisions of Section 2.2(b) hereof) and available to Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         C.       Competitive Bid Loans.

         (a) The Competitive Bid Option. Subject to the terms and conditions of this Agreement, during the Commitment Period, Borrower may request the Banks to make offers to make Competitive Bid Loans to Borrower from time to time in amounts such that the aggregate amount of all Revolving Loans, Competitive Bid Loans and all issued and outstanding Letters of Credit by all Banks at any one time outstanding shall not exceed the Total Commitment Amount. The Banks may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.1C.

         (b) Competitive Bid Request. A request by Borrower to obtain Competitive Bid Loans shall be made by Borrower transmitting to Agent by telex or facsimile transmission a Competitive Bid Request substantially in the form of Exhibit C-1 hereto, so as to be received (i) no later than 11:00 A.M. (Cleveland, Ohio time) on the fourth Business Day immediately prior to the date of the proposed borrowing, in the case of a LIBOR Auction or (ii) no later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day immediately prior to the date of the proposed borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Borrower and Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Competitive Bid Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (A) the proposed date of borrowing, which shall be a Business Day,

                  (B) the amount of the Loan requested and that the Loan requested is a Competitive Bid Loan,

                  (C) the duration of the Competitive Bid Interest Period applicable thereto, which shall not be later than the last day of the Commitment Period, and

                  (D) whether the Competitive Bids requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

Borrower may request offers to make a Competitive  Bid Loan for no more than two
(2) Competitive Bid Interest Periods in any Competitive Bid Request under this Agreement. No Competitive Bid Request shall be made within five (5) Business Days of any other Competitive Bid Request.

         (c) Invitation for Competitive Bids. Promptly upon receipt of a Competitive Bid Request, Agent shall send to the Banks by telex or facsimile transmission an Invitation for Competitive Bids substantially in the form of Exhibit C-2 hereto, which shall constitute an invitation by Borrower to each Bank to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Request relate in accordance with this Section.

         (d) Submission and Contents of Competitive Bids. Each Bank may submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.1C and must be submitted to Agent by telex or facsimile transmission at its offices specified on the signature page hereof or as otherwise directed by Agent not later than (i) 9:30 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (ii) 9:30 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Borrower and Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Competitive Bid Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that any Bank submitting a Competitive Bid (A) after 9:00 A.M. (Cleveland, Ohio time) on such third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (B) 9:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of an Absolute Rate Auction, shall confirm Agent's receipt of such Competitive Bid by telephone, and provided further that Competitive Bids submitted by Agent (or any affiliate of Agent) in the capacity of a Bank may be submitted, and may only be submitted, if Agent or such affiliate notifies Borrower of the terms of the offer or offers contained therein not later than fifteen (15) minutes prior to the respective deadline for the other Banks, in the case of either a LIBOR Auction or an Absolute Rate Auction. Any Competitive Bid so made shall be irrevocable except with the written consent of Agent.

         Each Competitive Bid shall be in substantially the form of Exhibit C-3 hereto and shall in any case specify:

                  (1) the proposed date of borrowing, and the duration of each relevant Competitive Bid Interest Period to be applicable thereto;

                  (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount may be greater than or less than the Revolving Credit Commitment of the quoting Bank, must be Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), may not exceed the principal amount of Competitive Bid Loans for which offers were requested and may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

                  (3) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest six (6) decimal places) to be added to or subtracted from the applicable LIBOR;

                  (4) in the case of an Absolute Rate Auction, the rate of interest per annum, expressed as a percentage (specified to the nearest six (6) decimal places) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan; and

                  (5)  the identity of the quoting Bank.

A Competitive Bid may set forth up to two (2) separate offers by the quoting Bank with respect to each Competitive Bid Interest Period specified in the related Invitation for Competitive Bids.

         Any Competitive Bid shall be disregarded if it:

                  (w) is not substantially in conformity with Exhibit C-3 here-to or does not specify all of the information required by this Section 2.1C;

                  (x) except as permitted by subpart (e) hereof, contains qualifying, conditional or similar language;

                  (y) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                  (z) arrives after the time set forth in the first paragraph of subpart (d) hereof.

         (e) Notice to Borrower. Not later than (i) 10:00 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (ii) 10:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Borrower and Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Competitive Bid Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), Agent shall notify Borrower of the terms
(A) of any Competitive Bid submitted by a Bank that is in accordance with subpart (d) and (B) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid. Any such subsequent Competitive Bid shall be disregarded by Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid. Agent's notice to Borrower shall specify (1) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Competitive Bid Interest Period specified in the related Competitive Bid Request, (2) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered and (3) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than (i) 10:30 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (ii) 10:30 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Borrower and Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Competitive Bid Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), Borrower shall notify Agent of its irrevocable acceptance or non-acceptance, such notice (a "Notice of Competitive

Bid Borrowing") shall specify the aggregate principal amount of offers for each Competitive Bid Interest Period that are accepted. Borrower may accept any Competitive Bid in whole or in part; provided that:

                  (A) the aggregate principal amount of each Competitive Bid borrowing must be Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000);

                  (B) acceptance of offers may be made only on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

                  (C) Borrower may not accept any offer that is described in the last paragraph of subpart (d) above or that otherwise fails to comply with the requirements of this Agreement.

Not later than (1) 11:00 A.M. (Cleveland, Ohio time) on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (2) 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Borrower and Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Competitive Bid Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), Agent shall notify the Banks of Borrower's acceptance or non-acceptance of the offers so notified to Borrower pursuant to subpart (e) hereof.

         (g) Allocation by Agent. If offers are made by two (2) or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Competitive Bid Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Agent among such Banks as nearly as possible (in multiples of Five Hundred Thousand Dollars ($500,000), as Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         (h) Evidence of Debt and Other Provisions. The obligation of Borrower to repay the Competitive Bid Loans made by each Bank and to pay interest thereon shall be evidenced by a Competitive Bid Rate Note of Borrower substantially in the form of Exhibit B hereto, with appropriate insertions, dated the Closing Date and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of the Total Commitment Amount, or, if less, the aggregate unpaid principal amount of Competitive Bid Loans made hereunder by such Bank. No Competitive Bid Loan may be converted to a Revolving Loan and the Bank making a Competitive Bid Loan shall have no right to request that the other Banks share the risk of such Competitive Bid Loan. A Bank's extension of credit to Borrower in the form of a Competitive Bid Loan shall not diminish such Bank's obligation to participate in any other or future Revolving Loans to the full extent of such Bank's Commitment Percentage. Anything herein to the contrary notwithstanding, the extension of Competitive Bid Loans shall be deemed to be usage of the Commitment, and all such Competitive Bid Loans shall be subtracted from the Total Commitment Amount for purposes of determining availability for Loans under the Commitment.

         With respect to any Competitive Bid Loan, Borrower shall reimburse the Bank making such Competitive Bid Loan on demand for any resulting losses or expenses incurred by such Bank as a result of Borrower's repayment of such Competitive Bid Loan prior to the end of the Competitive Bid Interest Period applicable thereto, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties. In the event that such Bank incurs, directly or indirectly, any additional costs in making, maintaining or allocating capital to any Competitive Bid Loan as a result of complying with any charge, cost, reserve or other requirement imposed from time to time by any United States regulatory agency or law or regulation applicable to Borrower, except for income taxes of such Bank, Borrower shall pay to such Bank promptly upon such Bank's written notice, such amount as in the reasonable judgment of Bank shall compensate it for such additional cost.

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make Loans and of Agent to issue Letters of Credit hereunder is conditioned, in the case of each borrowing or issuance hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) (i) with respect to Revolving Loans that are Prime Rate Loans, receipt by Agent of a Notice of Revolving Loan in the form of Exhibit D hereto, by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, such notice to provide the aggregate amount of Prime Rate Loans and the name of the requesting Borrower, and, if LIBOR Loans (other than Competitive Bid Loans) are requested, receipt by Agent of such Notice of Revolving Loan by 11:00 A.M. three (3) Business Days prior to the proposed date of borrowing; or, with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1B hereof. Agent shall notify each Bank of the date, amount, type of currency, initial Interest Period (if applicable) and the name of the Borrower making the request promptly upon the receipt of such notice. With respect to Competitive Bid Loans, Borrower shall comply with the notice provisions set forth in Section 2.1C; and

                   (ii) With respect to Competitive Bid Loans, Prime Rate Loans and LIBOR Loans that are in Eurodollars, each Bank shall provide Agent, not later than 1:00 P.M. (Cleveland, Ohio time) on the date such Loan is to be made, with the amount, in Dollars (federal or other immediately available funds) required of it. With respect to LIBOR Loans that are to be funded in a Eurocurrency other than Eurodollars, each Bank shall provide Agent, not later than 1:00 P.M. (Cleveland, Ohio time) on the date such Loan is to be made, with the amount of the applicable Eurocurrency required of it in such Eurocurrency, in immediately available funds;

         (c) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the Loan or issuance of the Letter of Credit would exist; and

         (d) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         Each request for a Loan or the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (c) and (d) above. At no time shall Borrower request that LIBOR Loans and Competitive Bid Loans be outstanding for more than six (6) different Interest Periods or Competitive Bid Interest Periods at any one (1) time, and, if Prime Rate Loans are outstanding, then LIBOR Loans and Competitive Bid Loans shall be limited to five (5) different Interest Periods or Competitive Bid Interest Periods at any one (1) time.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund the Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3.      PAYMENT ON NOTES, ETC.

         (a) Payments in Eurocurrency. With respect to any LIBOR Loan that was made by the Banks in a Eurocurrency other than Eurodollars, all payments (including prepayments) to Agent and the Banks of the principal of or interest on such LIBOR Loan shall be made in same day funds and in the same Eurocurrency as the original Loan. All such payments shall be remitted by Borrower to Agent at Agent's main office (or at such other office or account as designated in writing by Agent to Borrower) not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in same day funds. In the event that such payment is due on a date when Agent's main office is not open for business, then such payment shall be made on the next preceding day upon which the main office is open for business. Any payments received by Agent after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (b) Payments in Dollars. With respect to any LIBOR Loan or Prime Rate Loan that was made by the Banks in Eurodollars or Dollars, all payments (including prepayments) to Agent and the Banks of the principal of or interest on such Loan shall be made in Dollars. With respect to any other payment to Agent and the Banks that is not covered by subsection (a) hereof, such other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement shall be made in Dollars. All payments described in this subsection (b) shall be remitted to Agent at its main office for the account of the Banks not later than 2:00 P.M. (Cleveland, Ohio time) on the due date thereof in immediately available funds. Any such payments received by Agent after 2:00 P.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (c) Payments Net of Taxes. All payments under this Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank under the laws of the United States or any foreign jurisdiction (or any state or political subdivision thereof). If Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, Borrower shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

         (d) Payments to Banks. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Payments received by Agent in Dollars shall be delivered to the Banks in immediately available funds. Payments received by Agent in a Eurocurrency (other than Eurodollars) shall be delivered to the Banks in same day funds. Each Bank shall record any principal, interest or other payment, the principal amounts of the Prime Rate Loans and the LIBOR Loans, the type of currency for each Loan, all prepayments and the applicable dates with respect to the Loans and payments, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         (e) Timing of Payments. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar Month, such payment shall be made on the preceding Business Day and the relevant Interest Period or Competitive Bid Interest Period, as applicable, shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay on a pro rata basis, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Agent notice of prepayment of any Prime Rate Loans by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan or Competitive Bid Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3)

Business Days before the Business Day on which such prepayment is to be made. Prepayments of Prime Rate Loans shall be without any premium or penalty.

         In any case of prepayment of any LIBOR Loan or Competitive Bid Loan, Borrower agrees to indemnify the Banks and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of the making by Borrower of a prepayment of any LIBOR Loan (or Competitive Bid Loan) on a day which is not the last day of the Interest Period or Competitive Bid Interest Period, applicable thereto. Any such loss shall be an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid for the period from the date of such prepayment to the last day of such Interest Period or Competitive Bid Interest Period, as applicable, in each case at the applicable rate of interest for such Loans provided for herein, over (b) the amount of interest (as reasonably determined by Agent) which would have accrued to the Banks on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) reasonably incurred by Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from Agent.

         Each prepayment of a LIBOR Loan (other than a Competitive Bid Loan) shall be in the aggregate principal sum of not less than Five Million Dollars ($5,000,000). Each Prepayment of any Competitive Bid Loan shall be in the full amount of such Loan and all accrued but unpaid interest thereon. In the event Borrower cancels a proposed LIBOR Loan (or Competitive Bid Loan) subsequent to the delivery to Agent of the notice of the proposed date, aggregate amount and initial Interest Period or Competitive Bid Interest Period, as applicable, of such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment fee.

 SECTION 2.5. COMMITMENT AND OTHER FEES; TERMINATION OR REDUCTION OF COMMITMENT.

         (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment hereunder, a commitment fee from the date hereof to and including the last day of the Commitment Period, equal to (a) the Applicable Commitment Fee Rate, times (b)(i) the Total Commitment Amount, less
(ii) the aggregate  average daily  outstanding  principal amount of Loans,  less
(iii) the aggregate average daily amount of all issued and outstanding Letters of Credit. The commitment fee shall be payable, in arrears, on November 30, 1997 and quarter-annually thereafter.

         (b) Borrower shall pay to Agent, for its sole benefit, on the Closing Date and on each anniversary of the Closing Date, all fees as set forth in the Credit Facilities Fee Letter from Bank to Borrower dated August 6, 1997 and accepted by Borrower on August 12, 1997.

         (c) Borrower may at any time or from time to time terminate in whole or ratably in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans and Letters of Credit then outstanding, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial termination shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of its proportionate amount and the date of each such termination. After each such termination, the commitment fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower terminates in whole the Commitment of the Banks, on the effective date of such termination (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest and commitment and other fees accrued and unpaid and provided that no issued and outstanding Letters of Credit shall exist) all of the Notes outstanding shall be delivered to Agent marked "Canceled" and redelivered to Borrower. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the then applicable fee from time to time in effect pursuant to subpart (a) of Section 2.1B hereof. In no event shall the rate of interest hereunder exceed the rate allowable by law.

         SECTION 2.7. MANDATORY PAYMENT AND CURRENCY FLUCTUATIONS. If the sum of
(a) the aggregate principal amount of all Loans outstanding (after converting each Eurocurrency Loan to its Dollar Equivalent) and (b) the undrawn face amount of all issued and outstanding Letters of Credit at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event to be later than two (2) Business Days after receipt by Borrower of notice from Agent of such event, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all Loans and the undrawn face amount of all issued and outstanding Letters of Credit within the Commitment of the Banks. For purposes of (i) computing the unused amount of the Commitment and the commitment fee referenced in Section 2.5 hereof and (ii) the principal outstanding on the Notes, the principal amount of Eurocurrency Loans shall be converted to their Dollar Equivalents. Any prepayment of a LIBOR Loan or a Competitive Bid Loan pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 2.8. EXTENSION OF COMMITMENT. After each fiscal year of Borrower, upon the written request of Borrower received by Agent upon delivery of the financial statements as described in Section 5.3(b) hereof, the Banks shall have the option of extending the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrower, and the Banks.

           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loans, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay the affected LIBOR Loans in full or, with respect to LIBOR Loans that are in Eurodollars, convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period or Competitive Bid Interest Period, as applicable, of any thereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event which will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use reasonable best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay the affected LIBOR Loans in full or, with respect to LIBOR Loans that are in Eurodollars, convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period or Competitive Bid Interest Period, as applicable, of any thereof.

         SECTION 3.3. EUROCURRENCY DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that Agent shall have determined that (a) for Eurodollar Loans, that Dollar deposits or (b) for other Eurocurrency Loans, that deposits of the relevant amount for the relevant Interest Period or Competitive Bid Interest Period, as applicable, for such LIBOR Loans are not available to the Reference Bank in the applicable London interbank market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such LIBOR Loan for such Interest Period or Competitive Bid Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of new LIBOR Loans (or conversion of existing Loans to LIBOR Loans) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (b) Borrower shall be obligated either to prepay, or, with respect to LIBOR Loans that are in Eurodollars, to convert to Prime Rate Loans, any outstanding LIBOR Loans on the last day of the then current Interest Period or Competitive Bid Interest Period, as applicable, with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loans which it is committed to make hereunder in any Eurocurrency or Dollars, as the case may be, the Commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either prepay all affected LIBOR Loans to the Banks in full or convert all affected LIBOR Loans that are Eurodollar Loans to Prime Rate Loans.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first Loan and of Agent to issue the first Letter of Credit is subject to Borrower satisfying each of the following conditions:

         SECTION 4.1.  NOTES.   Borrower  shall  have   executed  and  delivered
to each  Bank  its  Revolving  Credit  Note and its Competitive Bid Rate Note.

         SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT. Each of Elkhart Products Corporation, Wheeltek, Inc., Amcast Investment Services Corporation and AS International, Inc. shall have executed and delivered its Guaranty of Payment to Agent for the benefit of the Banks,each to be in form and substance satisfac-tory to Agent and the Banks.

         SECTION 4.3. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall deliver to each Bank an officer's certificate certifying the names of the officers of Borrower or such

Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and all amendments thereto, and bylaws and all amendments thereto, of Borrower and Guarantor of Payment.

         SECTION 4.4. LEGAL OPINIONS. Opinions of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Banks, shall be delivered to each Bank.

         SECTION 4.5. GOOD STANDING CERTIFICATES. A good standing certificate for Borrower and each Guarantor of Payment issued on or about the Closing Date by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated or qualified as a foreign corporation shall be delivered to each Bank.

         SECTION 4.6. AGENT AND LEGAL FEES. Borrower shall pay to Agent, for its sole benefit, such fees as described in Credit Facilities Fee Letter referenced in Section 2.5 hereof. Borrower shall also pay all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.7. LIEN SEARCHES. With respect to the property owned by Borrower and each Guarantor of Payment, Borrower shall cause to be delivered to each Bank: (a) the results of U.C.C. lien searches, satisfactory to Agent and the Banks; and (b) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Banks.

         SECTION 4.8. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion o f Agent and the Majority Banks, shall have occurred in the financial condition, operations or prospects of the Companies.

         SECTION 4.9. ACQUISITION DOCUMENTS. Borrower shall provide copies of the Acquisition Documents, including but not limited to the Share Purchase Agreement, certified by the Secretary of Borrower as being true and complete, all such Acquisition Documents to be in form and substance satisfactory to Agent and the Banks.

         SECTION 4.10. FINANCIAL STATEMENTS OF SPEEDLINE. Borrower shall provide to Agent and the Banks audited financial statements for Speedline for fiscal year ended 1996 and reviewed interim financial statements for 1997, which financial statements shall not be materially, in the opinion of Agent and the Majority Banks, different from the financial statements previously provided.

         SECTION 4.11. WIRE TRANSFER INSTRUCTIONS.Borrower shall provide writte wire transfer instructions to Agent.

         SECTION 4.12. MISCELLANEOUS. Such other items and conditions as may be reasonably required by Agent or the Banks shall be satisfied.


                              ARTICLE V. COVENANTS

         Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated; and (b) within ten (10) days of any Bank's written request, furnish to such Bank such information about any Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by an officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS.Borrower shall furnish to each Bank:

         (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower and its Subsidiaries as of the quarter then ended and statements of income (loss), shareholders equity and cash flow for the quarter and fiscal year to date periods then ended, all prepared on a Consolidated and consolidating basis, in accordance with GAAP and reporting requirements, subject to normal year-end adjustments and without footnotes, and in form and detail reasonably satisfactory to the Banks and certified by a Financial Officer of Borrower;

         (b) within ninety (90) days after the end of each fiscal year of Borrower, an annual audit report of Borrower and its Subsidiaries for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail reasonably satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income (loss), stockholder's equity and cash-flow for that period, together with a certificate by the accountant setting forth the Unmatured Events of Default and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) concurrently with the delivery of the financial statements set forth in (a) and (b) above, a Compliance Certificate in the form of Exhibit E hereto, signed by a Financial Officer of Borrower;

         (d) with the delivery of the quarterly and annual financial statements described in (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

         (e) at least sixty (60) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower and its Subsidiaries for the next fiscal year, to be in form reasonably acceptable to Agent and the Majority Banks;

         (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (g) within ten (10) days of any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof. Borrower shall maintain its fiscal year end as on or about August 31, unless otherwise consented to by the Majority Banks, which consent shall not be unreasonably withheld.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its corporate existence.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event, as defined under ERISA Section 4043, with respect to any ERISA

Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which Borrower have reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower and its Subsidiaries. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or caused to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

         SECTION 5.7.  FINANCIAL COVENANTS.

         (a) INTEREST COVERAGE. Borrower shall not suffer or permit at any time the ratio of Consolidated EBIT to Consolidated Interest Expense for Borrower and its Subsidiaries to be less than 2.00 to 1.00, based upon Borrower's financial statements for the most recent fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis); provided that, anything herein to the contrary notwithstanding, for any period prior to the fiscal quarter ending on or about August 31, 1998, each such calculation pursuant to this Section shall be for the fiscal year-to-date period.

         (b) LEVERAGE. Borrower shall not suffer or permit at any time the Leverage Ratio of Borrower and it Subsidiaries to exceed (i) 3.65 to 1.00 on the Closing Date through August 30, 1998, (ii) 3.25 to 1.00 on August 31, 1998 through August 30, 1999, and (iii) 3.00 to 1.00 on August 31, 1999 and thereafter, based upon Borrower's financial statements for the most recent fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis), subject to the Proviso.

         SECTION 5.8. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

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

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment;

         (d) purchase money Liens securing credit extended to a Company for the purchase of fixed assets, so long as each such Lien is limited to the assets being purchased; and

         (e) Liens existing as of the Closing Date and described on Schedule 5.8 hereto (with the understanding, however, that the Indebtedness secured by such Liens may be extended, renewed, or replaced by Indebtedness of the same amount).

         SECTION 5.9. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.10. INVESTMENTS AND LOANS. No Company shall (a) make or keep outstanding any advance or loan to any Person (other than Borrower), or (b) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred or permitted pursuant to this Agreement or guaranties of loans to Borrower; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System; (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investor Service, Inc. or Standard and Poor's Corporation; (iv) any loans to any Subsidiary and guaranties of the Indebtedness of a Subsidiary not in excess of the aggregate amount, for all Companies and for all such loans and guaranties, of Fifty Million Dollars ($50,000,000); (v) in addition to the amount set forth in subpart (iv) hereof, the Casting Guaranty; (vi) in addition to the amount set forth in subpart (iv) hereof, the guaranty of the Insurance Company Loans; or (vii) in addition to the amount set forth in subpart (iv) hereof but at all times subject to the proviso at the end of this Section 5.10, loans for the purchase price of the Speedline stock and retirement of Indebtedness of Speedline existing on the Closing Date; provided that, anything herein to the contrary notwithstanding, no loans shall be made to, investments in, or guaranties or other consideration given for the benefit of, Speedline and any other Subsidiaries of Borrower that are not organized under the laws of a state of the United States in excess of the aggregate of, for all such loans, investments, guaranties or other considerations, One Hundred Fifty Million Dollars ($150,000,000).

         SECTION 5.11. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving corporation) or (ii) any one or more Guarantors of Payment, provided that either (a) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary which is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more Wholly-Owned Subsidiaries which are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Stock of the continuing or surviving corporation as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger, or

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary which is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Wholly-Owned Subsidiaries, which are Guarantors of Payment, shall own not less than the same percentage of Voting Stock as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition.

         SECTION 5.12. ACQUISITIONS. No Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other Person; provided, however, that Borrower or any Guarantor of Payment may acquire the stock or assets of another Person so long as: (a) Borrower or such Guarantor of Payment, as the case may be, is the surviving entity; (b) the business to be acquired is similar to the lines of business of the Companies (unless otherwise agreed to by the Majority Banks); (c) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the transaction; and (d) Borrower shall provide to Agent and the Banks, at least twenty (20) days prior to such acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed acquisition.

         SECTION 5.13. NOTICE. Borrower shall cause its Financial Officer to promptly notify the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any other representation or warranty made in
Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         SECTION 5.14. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks promptly after receipt thereof a copy of any notice any Company may receive from any governmental authority, private person or entity or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. Except for inadvertent releases of an immaterial nature, no Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

         SECTION 5.15. CORPORATE NAMES. No Company shall change its corporate name, unless, in each case, Borrower shall provide Agent and each Bank with at least thirty (30) days prior written notice thereof. Borrower's principal place of business and the location where Borrower maintains its corporate records is the address designated on the signature pages of this Agreement.

         SECTION 5.16. SUBSIDIARY GUARANTIES. Each Subsidiary which (a) comprises more than five and one-half percent (5-1/2%) of either the revenues or assets (or both) of Borrower and (b) is not organized outside of the United States of America that is created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Majority Banks.

         SECTION 5.17. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of (a) customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or
(b) any transaction between Borrower and an Affiliate (if a Guarantor of Payment) which Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement. For purposes of this provision, "Affiliate" shall mean any person or entity, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 5.18. ACQUISITION. The Acquisition shall be completed in accordance with the terms of the Share Purchase Agreement on or before August 19, 1997 or such later date determined in accordance with the Share Purchase Agreement but in no event later than August 31, 1997. No amendment shall be made to, or any waiver granted under, the Share Purchase Agreement from and after the date hereof without Agent's prior written consent. After the Acquisition, Borrower shall provide evidence in form and substance satisfactory to Agent and the Majority Banks that the Acquisition has been completed and that all necessary documents or instruments have been filed with all appropriate governmental offices and that all necessary governmental or other consents or approvals have been obtained.

         SECTION 5.19. SYNDICATION OF CREDIT. Each Company shall provide to Agent, upon request, such information and assistance, including but not limited to participation of senior level management, in Agent's efforts to syndicate the Commitment and the Loans.

         SECTION 5.20. VALUE OF COMPANIES. Borrower and the Guarantors, on a combined basis, shall at all times represent at least fifty five percent (55%) of the Consolidated Net Worth of the Companies.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate furnished by Borrower to each Bank prior to the execution and delivery hereof, Borrower represents and warrants that the statements set forth in this Article VI are true, correct and complete.

         SECTION 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Schedule 6.1, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of such Company. Schedule 6.1 sets forth each Subsidiary of Borrower, its state of incorporation, its relationship to Borrower, including the percentage of each class of stock owned by a Company, the location of its chief executive offices and its principal place of business. Borrower owns, directly or indirectly, all of the capital stock of each of its Subsidiaries.

         SECTION 6.2. CORPORATE AUTHORITY. Each Company has the right and power and is duly authorized and empowered to enter into, execute, deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party have been duly authorized and approved by such Company's Board of Directors and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.8 of this Agreement) upon any assets or property of any Company under the provisions of, each Company's Articles (or Certificate) of Incorporation, Bylaws or Regulations or any agreement.

         SECTION  6.3.     COMPLIANCE WITH LAWS.  Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except to the extent any failure will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of such Company;

         (b) is in  compliance  with  all  federal,  state,  local,  or  foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except to the extent any failure will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of such Company.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on Schedule 6.4, hereto, as to each of which, if determined adversely, would not have a material adverse effect on the business, property or operations (financial or otherwise) of a Company, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal ; (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound; and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.8 hereto.

         SECTION 6.6. LIENS AND SECURITY INTERESTS. Except for Liens permitted pursuant to Section 5.8 hereof, (a) there is no financing statement outstanding covering any personal property of any Company; (b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind.

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

         SECTION 6.7. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of any Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of a Company. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.8. ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of their knowledge, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

         SECTION 6.9. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

         SECTION 6.10. EMPLOYEE BENEFITS PLANS. Schedule 6.10 identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972; and. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. In the event all Controlled Group members were to withdraw from all Multi-employer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203), the resultant liability, if any, would not have a material and adverse impact on the Companies taken as a whole.

         SECTION 6.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 6.12. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. No Borrower is insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it will be an unreasonably small capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         SECTION 6.13. FINANCIAL STATEMENTS. The audited 1996 fiscal year-end and third quarter 1997 fiscal year-to-date financial statements of Borrower, and the December 31, 1996 financial statements and the interim financial statements for the five month period ending May 31, 1997 of Speedline, furnished to Agent and the Banks are true and complete, have been prepared in accordance with GAAP (except that interim financial statements do not contain footnotes and do not reflect year end adjustments), and fairly present Borrower's and Speedline's financial condition as of the dates of such financial statements and the results of their operations for the respective periods then ended. Since the dates of such financial statements, there has been no material adverse change in any Company's or Speedline's financial condition, properties or business nor any change in any Company's or Speedline's accounting procedures, other than in connection with the Acquisition.

         SECTION 6.14. REGULATIONS. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loans (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 6.15. MATERIAL AGREEMENTS. No Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it;, (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of any Company.

         SECTION 6.16. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except as would not have or would not be reasonably expected to have a material adverse effect on the business, property or operations (financial or otherwise) of such Company.

         SECTION 6.17. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as such Company.

         SECTION 6.18. ACCURATE AND COMPLETE STATEMENTS. The Loan Documents do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. Any other written statement made by any Company in connection with any of the Loan Documents does not, when put in the context of the other disclosures made by Borrower, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. After due inquiry by Borrower, there is no known fact which Borrower has not disclosed to Agent and the Banks which has a material adverse effect on the business, operations or condition (financial or otherwise) of any Company.

         SECTION 6.19 DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the interest on any Note, any commitment or other fee or any other amount (other than principal) payable hereunder shall not be paid in full punctually when due and payable, or within five (5) days thereafter; or if the principal of any Note shall not be paid in full punctually when due and payable.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.9, 5.16 or 5.18 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous when made, deemed to be made under Section 2.2 hereof or at the time furnished.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations, of Five Million Dollars ($5,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) is likely to have a material adverse effect on the financial condition of the Companies when taken as a whole, or (b) results in a Lien on the assets of Borrower or any Guarantor of Payment.

         SECTION 7.7. CHANGE IN OWNERSHIP. If Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding stock of Speedline and its Subsidiaries.

         SECTION 7.8. MONEY JUDGMENT. a final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments shall exceed Five Million Dollars ($5,000,000).

         SECTION 7.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event which has or is reasonably likely to have a material and adverse effect on the financial condition of Borrower and its Subsidiaries, when taken as a whole, or on the rights and remedies of Agent or the Banks under the Loan Documents or the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents. Failure of the Principal Mutual Life Insurance Company and Northwestern Mutual Life Insurance Company pursuant to the Insurance Company Loans to have executed permanent waivers of any default or event of default that occurs under the loan documents relating to the Insurance Company Loans by virtue of Borrower's execution of the Loan Documents on or before September 15, 1997, (unless the Insurance Company Loans are no longer outstanding at September 15, 1997) shall be deemed to be a material adverse change hereunder and shall be deemed to be an Event of Default.

         SECTION 7.10. GUARANTY OF PAYMENT. If any Guaranty of Payment or any provision thereof shall be deemed to be or be found invalid or unenforceably by a court competent jurisdiction or shall have ceased to be effective or any Guarantor of Payment shall have repudiated it's obligations under a Guaranty of Payment.

         SECTION 7.11. SOLVENCY. If any Company or any Obligor shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

    Notwithstanding any contrary provision or inference herein or elsewhere,

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

         SECTION 8.1. OPTIONAL DEFAULTS.  If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur, the Majority Banks shall have the right in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan or Loans and the obligation of Agent to issue any Letter of Credit hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if it be not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 7.11 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans hereunder, nor shall Agent be obligated to issue any Letter of Credit hereunder, and

         (b) the principal of and interest on any Notes then outstanding, and all of the Debt shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 8.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrower shall immediately deposit and maintain with Agent, as security for Borrower's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for Borrower's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.

         SECTION 8.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 8.5. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof and except as to Competitive Bid Loans), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

                              ARTICLE IX. THE AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

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

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Majority Banks appoint a successor agent, which shall be a financial institution organized under the laws of the United States and having a combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000). Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement, provided, however, that the provisions of this Article IX shall inure to the benefit of the former agent as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

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

         SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder,
(b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement, (e) the release of any Guarantor of Payment, or (f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or sent by facsimile with telephonic confirmation of receipt, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or sent by facsimile with telephonic confirmation of receipt, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when received by the Agent, the Banks or the Borrower, as the case may be.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses of Agent, including, but not limited to, (a) administration and out-of-pocket expenses of Agent in connection with the administration of the Loan Documents, the syndication of the Commitment and the Loans, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) any expenses of Agent incurred in connection with the preparation of the Loan Documents and any Related Writings, and (d) the reasonable fees and out-of-pocket expenses of special counsel for the Agent, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower shall also pay all reasonable costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Loan Documents or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

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

         SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any person or entity relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of the Loans hereunder or any activities of any Company or any Obligor or any of their affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         SECTION 10.7. CAPITAL ADEQUACY. To the extent not covered by Article III hereof, if any Bank shall have determined, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         SECTION 10.8. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other

Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimiles, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.10. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 10.11.    BANK ASSIGNMENTS/PARTICIPATIONS.

         A.       Assignment/Transfer of Commitments.

         Each Bank shall have the right at any time or times to assign or transfer to another financial institution, without recourse, all or a percentage of all of the following (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Note, and (d) that Bank's participations in Letters of Credit and any participation purchased pursuant to Section 8.5; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

         (i) Prior  Consent.  No transfer  may be  consummated  pursuant to this
Section 10.11 without the prior written consent of Borrower and Agent (other than a transfer by any Bank to any affiliate of such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, no Borrower's consent shall be required if, at the time of the proposed transfer, (A) any Unmatured Event of Default or Event of Default shall have occurred, or (B) Borrower is the subject of a proceeding referenced in Section
7.11. Anything herein to the contrary notwithstanding, any Bank may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.

         (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) or the entire amount of a Bank's interest.

         (iii) Agreement; Transfer Fee. Unless the transfer shall be to an affiliate of the transferor or the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (A) shall remit to Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500) and (B) shall cause the transferee to execute and deliver to Borrower, Agent and each Bank (1) an Assignment Agreement, in the form of Exhibit F hereto (an "Assignment Agreement") together with the consents and releases and the Administrative Questionnaire referenced therein and (2) such additional amendments, assurances and other writings as Agent may reasonably require.

         (iv) Notes. Borrower shall execute and deliver (A) to Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, and (B) to the transferee, an appropriate Note. After delivery of the new Note, the transferor's Note shall be returned to Borrower marked "replaced".

         (v) Parties. Upon satisfaction of the requirements of this Section 10.11A, including the payment of the fee and the delivery of the documents set forth in Section 10.11A (ii), (A) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, and (B) the transferor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and
(3) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

         (vi) The Register.  Agent shall maintain at its address  referred to in
Section 10.5 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (vii) Non-U.S. Transferee. If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such transferee, at least five
(5) Business Days prior to the effective date of such transfer, (A) to represent to the transferor Bank (for the benefit of the transferor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the transferor Bank with respect to any payments to be made to such transferee in respect of the Loans hereunder, (B) to furnish to the transferor Bank (and, in the case of any transferee registered in the Register, Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the transferor Bank, Agent and Borrower) to provide the transferor Bank (and, in the case of any transferee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         B.       Sale of Participations.

         Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's participations, if any, purchased pursuant to
Section 8.4 or this Section 10.11B.

         (i) Benefits of Participant.  The provisions of Article III and Section
10.8 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         (ii) Rights Reserved. In the event any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

                  (A) reduce any fee or commission allocated to the parti-cipation or sub-participation, as the case may be,

                  (B) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

                  (C) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         (iii) No Delegation. No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.12. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, the Notes and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.14. JUDGMENT CURRENCY. If Agent, on behalf of the Banks, obtains a judgment or judgments against Borrower in a Eurocurrency (other than Eurodollars), the obligations of Borrower in respect of any sum adjudged to be due to Agent or the Banks hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Eurocurrency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Eurocurrency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing to Agent or the Banks hereunder or under the Notes (the "Original Due Date") (the "Loss"), Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Bank, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Bank agrees to remit such excess to Borrower.

         SECTION 10.15. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.16. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         SECTION 10.17. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE a JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

Address:  7887 Washington Village Drive    AMCAST INDUSTRIAL CORPORATION
         ------------------------------
         Dayton, OH  45459
         ------------------------------    By /s/ John H. Shuey
                                           ----------------------------
                                              John H. Shuey, President and
                                              Chief Executive Officer

                                           and

                                              ----------------------------

                                              ----------------------------

Address: Key Center                        KEYBANK NATIONAL ASSOCIATION,
127 Public Square                              as Agent and as a Bank
Cleveland, Ohio  44114-1306
Attention: Large Corporate                 By /s/ Michael J. Landini
      Banking Division                        ----------------------------
      Banking Division                        Michael J. Landini, Assistant
                                              Vice President

                                   SCHEDULE 1

                                      COMMITMENT
    BANKING INSTITUTIONS              PERCENTAGE      MAXIMUM AMOUNT
---------------------------------- ---------------- -----------------



KeyBank National Association            100%           $200,000,000



Total Commitment Amount                 100%           $200,000,000

                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement is made as of the 7th day of October, 1997, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION, as Agent ("Agent") and the banking institutions named in Schedule 1 attached thereto ("Banks"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as it may from time to time be amended, restated or otherwise modifed, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Business Day", "Dollar Equivalent", "LIBOR", "Prime Rate Loan" and "Proviso" in their entirety and to insert in place thereof the following:

                  "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market, and, if the applicable Business Day relates to any Eurocurrency Loan (other than a Eurodollar Loan), on which dealings are carried on in the relevant Eurocurrency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Eurocurrency will be made or received hereunder.

                  "Dollar Equivalent" of a Eurocurrency Loan shall mean the Dollar equivalent of the amount of such Eurocurrency Loan, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two (2) Business Days before the date of such Eurocurrency Loan for the purchase of the relevant Eurocurrency with Dollars for delivery on the date of such Eurocurrency Loan; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (a) Borrower's obligation to prepay Loans pursuant to
         Section 2.7 hereof or (b) Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitment, Agent may, in its discretion, calculate the Dollar Equivalent of each such Loan on any Business Day selected by Agent. Agent shall notify Borrower of the Dollar Equivalent of each Eurocurrency Loan at the time that Dollar Equivalent is determined.

                  "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Eurocurrency for the relevant Interest Period or Competitive Bid Interest Period, as applicable, and in the amount of the LIBOR Loan to be disbursed or to remain outstanding, as the case may be, during such Interest Period or Competitive Bid
         Interest Period, as applicable, are offered to the Reference Bank by prime banks in any Eurocurrency market reasonably selected by the Reference Bank, determined as of 11:00 A.M. London time (or as soon thereafter as practicable), two (2) Business Days prior to the beginning of the relevant Interest Period or Competitive Bid Interest Period, as applicable, pertaining to a LIBOR Loan hereunder.

                  "Prime Rate Loan" shall mean a Loan on which Borrower shall pay interest at a rate based on the Adjusted Prime Rate.

                  "Proviso" shall mean that for Borrower's fiscal quarters ending prior to the fiscal year ending on or about August 31, 1998, Consolidated EBITDA, as referred to in the Leverage Ratio, shall be calculated as follows: (a) for the fiscal year ending on or about August 31, 1997, Consolidated EBITDA shall be calculated as disclosed in the pro forma statement provided by Borrower to Agent on or about July 30, 1997, (b) for the fiscal quarter ending on or about November 30, 1997, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4), (c) for the fiscal quarter ending on or about February 28, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2), and (d) for the fiscal quarter ending on or about May 31, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the two (2) previous fiscal quarters by one and one-third (1.333).

         2. Section 2.1A of the Credit Agreement is hereby amended to add the words "(subject to changes in the Applicable LIBOR Margin)" between the words "Period" and "on" in the fourth line of the third paragraph thereof.

         3. Section 2.1B of the Credit Agreement is hereby amended to delete the fourth paragraph in its entirety with the following being inserted in place thereof:

                  Whenever a Letter of Credit is drawn, unless the amount drawn is immediately reimbursed by Borrower, the amount outstanding thereunder shall be deemed to be a Revolving Loan to Borrower subject to the provisions and requirements of Section 2.1A and 2.2 hereof (other than any requirement pertaining to a minimum draw amount or the requirement set forth in Section 2.2(c) if such requirement shall be waived by Agent) and shall be evidenced by the Revolving Credit Notes. Each such Revolving Loan shall be deemed to be a Prime Rate Loan unless otherwise requested by (in accordance with the notice provisions of Section 2.2(b) hereof) and available to Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         4. Subpart (a) of Section 2.1C of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  (a) The Competitive Bid Option. Subject to the terms and conditions of this Agreement, during the Commitment Period, Borrower may request the Banks to make offers to make Competitive Bid Loans to Borrower from time to time in amounts such that (i) the aggregate amount of all Revolving Loans, Competitive Bid Loans and all issued and outstanding Letters of Credit by all Banks at any one time outstanding shall not exceed the Total Commitment Amount, and (ii) the aggregate amount of all Competitive Bid Loans at any one time outstanding shall not exceed Fifty Million Dollars ($50,000,000). The Banks may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.1C.

         5. Subpart (b) of Section 2.5 of the Credit Agreement is hereby amended to delete the word "Bank" from the second line thereof and to insert in place thereof the word "Agent".

         6. Subpart (ii) of Section 10.11.A of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

            (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the trans-feror's Commitment or the entire amount of the transferor's Commitment.

         7. The Credit Agreement is hereby amended by deleting Exhibit B in its entirety and by substituting in place thereof a new Exhibit B in the form of Exhibit B attached hereto.

         8. Concurrently with the execution of this First Amendment Agreement, Borrower shall execute and deliver to each Bank a new Competitive Bid Rate Note dated as of August 14, 1997, and such new Competitive Bid Rate Note shall be in the form and substance of Exhibit B attached hereto. After a Bank receives a new Competitive Bid Rate Note, such Bank will mark its Competitive Bid Rate Note being replaced thereby "Replaced" and return the same to Borrower;

         9. The Credit Agreement is hereby amended to delete Exhibit C-3 in its entirety and to substitute in place thereof a new Exhibit C-3 in the form of C-3 attached hereto.

         10. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) the officials executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this First Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases Agent and each of the Banks from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto; and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         11. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         12. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         13. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard for principles of conflicts of laws.

Address: 7887 Washington Village Drive    AMCAST INDUSTRIAL CORPORATION
         Dayton, Ohio 45459
                                          By:/s/ John H. Shuey
                                             -----------------------------------
                                               John H. Shuey, President and
                                               Chief Executive Officer

Address: Key Center                       KEYBANK NATIONAL ASSOCIATION,
         127 Public Square                     as Agent and as a Bank
         Cleveland, OH 44114-1206
         Attn: Large Corporate            By:/s/ Michael J. Landini
                Banking Division             -----------------------------------
                                               Michael J. Landini, Assistant
                                               Vice President

The undersigned consent to the terms hereof.

                                          ELKHART PRODUCTS CORPORATION
                                          WHEELTEK, INC.
                                          AMCAST INVESTMENT SERVICES CORPORATION
                                          AS INTERNATIONAL, INC.




                                          By:/s/ John H. Shuey
                                             -----------------------------------
                                               John H. Shuey, President of each
                                               of the Companies listed above

                           SECOND AMENDMENT AGREEMENT

         This Second Amendment Agreement is made as of the 30th day of August, 1998, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to add the following new definition thereto:

                  "SVC Sale" shall mean the proposed sale by Borrower of all of the assets of the Superior Valve Company, a division of Borrower, to Harsco Corporation.

         2. Article I of the Credit Agreement is hereby amended to delete the definition of "Eurocurrency" in its entirety and to insert in place thereof the following:

                  "Eurocurrency" shall mean Eurodollars, Deutsche Marks, Pounds Sterling, French Francs, Italian Lira, Swiss Francs, Belgian Francs, the lawful currency of the European Economic and Monetary Union or any other non-U.S. currency agreed to by Agent and the Banks.

         3. The Credit Agreement is hereby amended to delete Section 5.7(b) therefrom in its entirety and to insert in place thereof the following:

                  (b) LEVERAGE. Borrower shall not suffer or permit at any time the Leverage Ratio of the Companies to exceed:

                  (i) 3.65 to 1.00 on the Closing Date through November 29,1998;

                  (ii) (A) if the SVC Sale has occurred, (1) 3.40 to 1.00 on November 30, 1998 through February 27, 1999, and (2) 3.25 to
                  1.00 on February 28, 1999 through August 30, 1999, or (B) if the SVC Sale has not occurred, (1) 3.65 to 1.00 on November 30, 1998 through February 27, 1999, (2) 3.50 to 1.00 on
                  February 28, 1999  through May 30, 1999,  and (3) 3.35 to 1.00 on May 31, 1999 through August 30, 1999;

                  and (iii) 3.00 to 1.00 on August 31, 1999 and thereafter,

         based upon Borrower's financial statements for the most recent fiscal quarter and the three (3) previous fiscal quarters (on a rolling four
         (4) quarter basis), subject to the Proviso.

         4. The Credit Agreement is hereby amended to delete the second to the last paragraph of Section 2.2 therefrom in its entirety and to insert in place thereof the following:

                  Each request for a Loan or the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (c) and (d) above. At no time shall Borrower request that LIBOR Loans and Competitive Bid Loans be outstanding for more than ten
         (10) different Interest Periods and Competitive Bid Interest Periods at any time, and, if Prime Rate Loans are outstanding, then LIBOR Loans and Competitive Bid Loans shall be limited to nine (9) different Interest Periods and Competitive Bid Interest Periods at any time.

         5. Concurrently with the execution of this Second Amendment Agreement, Borrower shall:

         (a) pay to Agent, for the pro rata benefit of the Banks, an amendment fee in an amount equal to twelve and one-half (12.5) basis points times the Total Commitment Amount; and

         (b) pay all legal fees and expenses of Agent in connection with this Second Amendment Agreement.

         6. Borrower hereby  represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Second Amendment Agreement; (b) the officials executing this Second Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Second Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Second Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         7. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         8. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         9. This Second Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         10. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard for principles of conflicts of laws.

                  [Remainder of page intentionally left blank]

         11. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                   AMCAST INDUSTRIAL CORPORATION

                                   By:/s/ John H. Shuey
                                   --------------------------------------
                                            John H. Shuey, President and
                                            Chief Executive Officer

                                   KEYBANK NATIONAL ASSOCIATION,
                                            as Agent and as a Bank

                                   By:/s/ Lawrence A. Mack
                                   --------------------------------------
                                            Lawrence A. Mack, Senior Vice
                                            President

                                   BANCA COMMERCIALE ITALIANA

                                   By:/s/ D. R. Lamb
                                   --------------------------------------
                                   Title: D.R. Lamb, Vice President
                                   --------------------------------------

                                   and /s/ Mathew V. Trujillo
                                   --------------------------------------
                                   Title: Mathew V. Trujillo,  Vice President
                                   --------------------------------------

                                   THE BANK OF NEW YORK

                                   By: /s/ Edward J. Dougherty, III
                                   --------------------------------------
                                   Title: Edward J. Dougherty, III
                                   --------------------------------------
                                   Vice President US Commercial Banking
                                   --------------------------------------

                                  BANK ONE, NA

                                   By:/s/ Susan M. Lipowicz
                                   --------------------------------------
                                   Title: Susan M. Lipowicz
                                   --------------------------------------
                                   Vice President and Portfolio Manager
                                   -------------------------------------

                                   CREDIT AGRICOLE INDOSUEZ
                                      (successor in interest to Caisse Nationale
                                       de Credit Agricole)

                                   By:/s/ David Bouhl
                                   --------------------------------------
                                   Title: David Bouhl
                                   --------------------------------------
                                   F.V.P. Head of Corporate Banking Chicago
                                   -------------------------------------

                                   and /s/ Katherine L. Abbott
                                   --------------------------------------
                                   Title: Katherine L. Abbott
                                   --------------------------------------
                                    First Vice President
                                   -------------------------------------

                                  COMERICA BANK

                                   By: /s/ Nicholas G. Mester
                                   --------------------------------------
                                   Title: Nicholas G. Mester, Account Officer
                                   --------------------------------------

                                   CREDITO ITALIANO SPA

                                   By: /s/ H.P. Butler
                                   --------------------------------------
                                   Title: H. P. Butler, First Vice President
                                   --------------------------------------

                                   and /s/ Gainfranco Bisagni
                                   --------------------------------------
                                   Title: Gainfranco Bisagni
                                   --------------------------------------
                                   First Vice President
                                   -------------------------------------

                                   ISTITUTO BANCARIO SAN PAOLO DI
                                      TORINO, SPA

                                   By: /s/ William J. DeAngelo
                                   --------------------------------------
                                   Title: William J. DeAngelo
                                   --------------------------------------
                                   First Vice President
                                   -------------------------------------

                                   and /s/ Carlo Persico
                                   --------------------------------------
                                   Title: Carolo Persico
                                   --------------------------------------

                                   NATIONAL CITY BANK OF DAYTON

                                   By:/s/ Neal Hinkel
                                   --------------------------------------
                                   Title: Neal Hinkel, Vice President
                                   --------------------------------------

                                   NBD BANK, N.A.

                                   By:/s/ Tim Oliver
                                   --------------------------------------
                                   Title: Tim Oliver, Vice President
                                   --------------------------------------

                                   THE SANWA BANK, LIMITED,
                                      CHICAGO BRANCH

                                   By:
                                   --------------------------------------
                                   Title:
                                   --------------------------------------

                                   STAR BANK, N.A.

                                   By: /s/ Thomas D. Gibbons
                                   --------------------------------------
                                   Title: Thomas D. Gibbons, Vice President
                                   --------------------------------------


         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                   ELKHART PRODUCTS CORPORATION
                                   WHEELTEK, INC.
                                   AS INTERNATIONAL, INC.

                                   By:/s/ Douglas D. Watts
                                   --------------------------------------
                                            Douglas D. Watts, Vice President
                                            of each of the Companies listed
                                            above

                                   AMCAST INVESTMENT SERVICES
                                            CORPORATION

                                   By:/s/ John H. Shuey
                                   --------------------------------------
                                            John H. Shuey, President

                            THIRD AMENDMENT AGREEMENT

     This Third Amendment Agreement is made as of the 5th day of November, 1999, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

     WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definition of "Proviso" therefrom in its entirety and to insert in place thereof the following:

          "Proviso" shall mean that:

          (a) for Borrower's fiscal quarters ending prior to the fiscal year ending on or about August 31, 1998, Consolidated EBITDA, as referred to in the Leverage Ratio, shall be calculated as follows: (i) for the fiscal year ending on or about August 31, 1997, Consolidated EBITDA shall be calculated as disclosed in the pro forma statement provided by Borrower to Agent on or about July 30, 1997, (ii) for the fiscal quarter ending on or about November 30, 1997, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4), (iii) for the fiscal quarter ending on or about February 28, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2), and (iv) for the fiscal quarter ending on or about May 31, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the two (2) previous fiscal quarters by one and one-third (1.333); and

          (b) for Borrower's fiscal quarter ending November 28, 1999, and for each fiscal quarter of Borrower thereafter, any payment received by Borrower from General Motors Corporation with respect to outstanding accounts receivable (each a "GM Payment") on any Last Weekend, as hereinafter defined, shall be deemed to have been received and applied as a reduction to Funded Indebtedness (for purposes of calculation of the Leverage Ratio) on the last day of the fiscal quarter that ends during such

     Last Weekend, so long as Borrower actually applies the amount of such GM Payment as a payment of Funded Indebtedness on the next Business Day of the Last Weekend after the Business Day on which the payment is received by Borrower. As used herein, "Last Weekend" shall mean the Friday, Saturday Sunday, Monday and Tuesday (and Wednesday, if Monday is a national holiday in the United States) that contains the last day of a fiscal quarter of Borrower.

     2. After the date of this Third Amendment Agreement, Borrower shall include in each Compliance Certificate a description (with respect to amount and timing) of any recalculation of Funded Indebtedness that occurs pursuant to subpart (b) of the Proviso definition.

     3. Concurrently with the execution of this Third Amendment Agreement, Borrower shall:

     (a)  cause   each   Guarantor  of  Payment  to  consent  and  agree  to and
acknowledge the terms of this Third Amendment  Agreement; and

     (b) pay all legal fees and expenses of Agent in connection with this Third Amendment Agreement.

     4. Borrower hereby represents and warrants to Agent and the Banks that(a) Borrower has the legal power and authority to execute and deliver this Third Amendment Agreement; (b) the officials executing this Third Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Third Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Third Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     5. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

     6. Borrower and each Subsidiary, by signin g below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     7. This Third Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     8. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank]

 9. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                     AMCAST INDUSTRIAL CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President and
                                              Chief Executive Officer

                                     KEYBANK NATIONAL ASSOCIATION,
                                              as Agent and as a Bank

                                     By: /s/ FRANCIS W. LUTZ
                                     -------------------------------------
                                              Francis W. Lutz, Portfolio Manager

                                     BANCA COMMERCIALE ITALIANA

                                     By: /s/ CHARLES DOUGHERTY
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ TIZIANO GALLONETTO
                                     -------------------------------------
                                     Title: Assistant Vice President
                                     -------------------------------------

                                     THE BANK OF NEW YORK

                                     By: /s/ EDWARD J. DOUGHERTY III
                                     -------------------------------------
                                     Title: Vice President, U.S. Commercial
                                            Banking
                                     -------------------------------------

                                     BANK ONE, NA

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------

                                     CREDIT AGRICOLE INDOSUEZ
                                     (successor in interest to Caisse Nationale
                                      de Credit Agricole)

                                     By:
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     and
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     COMERICA BANK

                                     By: /s/ NICHOLAS G. MESTER
                                     -------------------------------------
                                     Title: Account Officer
                                     -------------------------------------

                                     CREDITO ITALIANO SPA

                                     By: /s/ CHRISTOPHER J. ELDIN
                                     -------------------------------------
                                     Title: First Vice President & Deputy
                                            Manager
                                     -------------------------------------

                                     and /s/ SAIYED A. ABBAS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     SANPAOLO IMI, SPA

                                     By: /s/ LUCA SACCHI
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ CARLO PERSICO
                                     -------------------------------------
                                     Title: Designated Group Manager
                                     -------------------------------------

                                     NATIONAL CITY BANK OF DAYTON

                                     By: /s/ NEAL J. HINKEL
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     BANK ONE, MICHIGAN (successor by merger
                                     to NBD Bank)

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------

                                     THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH

                                     By:
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     FIRSTAR BANK, NATIONAL
                                        ASSOCIATION (fka STAR BANK, N.A.)

                                     By: /s/ THOMAS D. GIBBONS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                            GUARANTOR ACKNOWLEDGMENT

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                     ELKHART PRODUCTS CORPORATION
                                     WHEELTEK, INC.
                                     AS INTERNATIONAL, INC.

                                     By: /s/ DOUGLAS D. WATTS
                                     -------------------------------------
                                              Douglas D. Watts, Vice President
                                              of each of the Companies listed
                                              above

                                     AMCAST INVESTMENT SERVICES
                                              CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President

                           FOURTH AMENDMENT AGREEMENT

     This Fourth Amendment Agreement is made as of the 28th day of November, 1999, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

     WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Commitment Fee Rate", "Applicable LIBOR Margin" and "Leverage Ratio" therefrom in their entirety and to insert in place thereof the following:

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from November 28, 1999, through the fiscal quarter ending on February 27, 2000, fifty (50) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending on November 28, 1999, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio shall be used to establish the number of basis points that will go into effect on February 28, 2000 and thereafter:


 ----------------------------------------------------- -------------------------
                                                       Applicable
 Leverage Ratio                                        Commitment Fee Rate
 ----------------------------------------------------- -------------------------
 Greater than or equal to 3.25 to 1.00                 50.00 basis points
 ----------------------------------------------------- -------------------------
 Greater than or equal to 3.00 to 1.00
 but less than 3.25 to 1.00                            37.50 basis points
 ----------------------------------------------------- -------------------------

                                       1

 Greater than or equal to 2.50 to 1.00
 but less than 3.00 to 1.00                            32.50 basis points
 ----------------------------------------------------- -------------------------
 Less than 2.50 to 1.00                                25.00 basis points
 ----------------------------------------------------- -------------------------


     Changes to the Applicable Commitment Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Applicable LIBOR Margin" shall mean:

         (a) for the period from November 28, 1999, through the fiscal quarter ending on February 27, 2000, two hundred (200) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending on November 28, 1999, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio shall be used to establish the number of basis points that will go into effect on February 28, 2000 and thereafter:


------------------------------------------------------ -------------------------
                                                       Applicable Margin for
Leverage Ratio                                         LIBOR Loans
------------------------------------------------------ -------------------------
Greater than or equal to 3.50 to 1.00                  225 basis points
------------------------------------------------------ -------------------------
Greater than or equal to 3.25 to 1.00
but less than 3.50 to 1.00                             200 basis points
------------------------------------------------------ -------------------------
Greater than or equal to 3.00 to 1.00
but less than 3.25 to 1.00                             175 basis points
------------------------------------------------------ -------------------------
Greater than or equal to 2.50 to 1.00
but less than 3.00 to 1.00                             150 basis points
------------------------------------------------------ -------------------------
Less than 2.50 to 1.00                                 125 basis points
------------------------------------------------------ -------------------------

     Changes to the Applicable LIBOR Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

          "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness (based upon the financial statements of the Companies for the most recently com- pleted fiscal quarter) to (b) Consolidated EBITDA (based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters); subject to the Proviso.

     2. The Credit Agreement is hereby amended to delete Section 5.7(a) therefrom in its entirety and to insert in place thereof the following:

          (a) INTEREST COVERAGE. Borrower shall not suffer or permit at any time the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than (i)2.00 to 1.00 on the Closing Date through November 27, 1999, (ii)
     1.75 to 1.00 on November 28, 1999 through August 31, 2000, and (iii) 2.00 to 1.00 on September 1, 2000 and thereafter, based upon the financial statements for the Companies for most recently completed four (4) fiscal quarters.

     3. The Credit Agreement is hereby amended to delete Section 5.7(b) there-from in its entirety and to insert in place thereof the following:

         (b) LEVERAGE. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i)3.65 to 1.00 on the Closing Date through November 29, 1998, (ii) 3.40 to 1.00 on November 30, 1998 through February 27, 1999, (iii) 3.25 to 1.00 on February 28, 1999 through August 30, 1999,
     (iv) 3.00 to 1.00 on August 31, 1999 through November 27, 1999, (v) 3.75 to
     1.00 on November 28, 1999 through February 27, 2000, (vi) 3.50 to 1.00 on February 28, 2000 through August 31, 2000, (vii) 3.25 to 1.00 on September 1, 2000 through December 2, 2001, and (viii) 3.00 to 1.00 on December 3, 2001 and thereafter.

         4. Concurrently with the execution of this Fourth Amendment Agreement, Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Fourth Amendment Agreement;

         (b) pay an amendment fee to each Bank that executes this Amendment prior to 12:01 P.M.(Cleveland, Ohio time) on November 30, 1999 (each such Bank, an "Executing Bank") in an amount equal to (i) fifteen (15) basis points, times
(ii) the Total Commitment Amount, times (iii) the Commitment Percentage of such Executing Bank. Such amendment fee shall be paid to Agent for the pro rata benefit of the Executing Banks; and

         (c) pay all legal fees and expenses of Agent in connection with this Fourth Amendment Agreement.

          5. Borrower hereby represents and warrants to Agent and the Banks that(a) Borrower has the legal power and authority to execute and deliver this Fourth Amendment Agreement; (b) the officials executing this Fourth Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Fourth Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Fourth Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         6. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         7. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. This Fourth Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         9. The rights and obligations of all parties hereto shall b governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of Page Intentionally Left Blank.]

          10. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                     AMCAST INDUSTRIAL CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President and
                                              Chief Executive Officer

                                     KEYBANK NATIONAL ASSOCIATION,
                                              as Agent and as a Bank

                                     By: /s/ FRANCIS W. LUTZ
                                     -------------------------------------
                                              Francis W. Lutz, Portfolio Manager

                                     BANCA COMMERCIALE ITALIANA

                                     By: /s/ CHARLES DOUGHERTY
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ EDWARD BERMANT
                                     -------------------------------------
                                     Title: First Vice President, Deputy Manager
                                     -------------------------------------

                                     THE BANK OF NEW YORK

                                     By: /s/ EDWARD J. DOUGHERTY III
                                     -------------------------------------
                                     Title: Vice President, U.S. Commercial
                                            Banking
                                     -------------------------------------

                                     BANK ONE, NA

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------

                                    CREDIT AGRICOLE INDOSUEZ
                                      (successor in interest to Caisse Nationale
                                       de Credit Agricole)

                                     By: /s/ RAYMOND A. FALKENBERG
                                     -------------------------------------
                                     Title: Vice President, Senior Relationship
                                            Manager
                                     -------------------------------------

                                     and /s/ SUSAN KNIGHT
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     COMERICA BANK

                                     By: /s/ NICHOLAS G. MESTER
                                     -------------------------------------
                                     Title: Account Officer
                                     -------------------------------------

                                     UNI CREDITO ITALIANO SPA

                                     By: /s/ CHRISTOPHER J. ELDIN
                                     -------------------------------------
                                     Title: First Vice President & Deputy
                                            Manager
                                     -------------------------------------

                                     and /s/ GIANFRANCO BISAGNI
                                     -------------------------------------
                                     Title: First Vice President
                                     -------------------------------------

                                     SANPAOLO IMI, SPA

                                     By: /s/ LUCA SACCHI
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ CARLO PERSICO
                                     -------------------------------------
                                     Title: Designated Group Manager
                                     -------------------------------------

                                     NATIONAL CITY BANK

                                     By: /s/ NEAL J. HINKEL
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     BANK ONE, INDIANA, NA. (successor by
                                        merger to NBD Bank, N.A.)

                                     By: /s/ EDWARD HATHAWAY
                                     -------------------------------------
                                     Title: First Vice President
                                     -------------------------------------

                                     THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH

                                     By: /s/ KENNETH C. EICHWALD
                                     -------------------------------------
                                     Title: First Vice President and Assistant
                                            General Manager
                                     -------------------------------------

                                     FIRSTAR BANK, NATIONAL
                                        ASSOCIATION (fka STAR BANK, N.A.)

                                     By: /s/ THOMAS D. GIBBONS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                            GUARANTOR ACKNOWLEDGMENT

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Fourth Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                     ELKHART PRODUCTS CORPORATION
                                     WHEELTEK, INC.
                                     AS INTERNATIONAL, INC.

                                     By: /s/ DOUGLAS D. WATTS
                                     -------------------------------------
                                              Douglas D. Watts, Vice President
                                              of each of the Companies listed
                                              above

                                     AMCAST INVESTMENT SERVICES
                                              CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President

                            FIFTH AMENDMENT AGREEMENT

         This Fifth Amendment Agreement ("Amendment") is dated as of July 7, 2000, and made effective as of the 28th day of May, 2000, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Commitment Fee Rate", "Applicable Margin", "Debt" and "Loan Documents" therefrom in their entirety and to insert in place thereof, respectively, the following:

                  "Applicable Commitment Fee Rate" shall mean:

                  (a) for the period from the Closing Date through the fiscal quarter ending on or about August 31, 1997, seventeen and one-half (17.50) basis points;

                  (b) for the period from September 1, 1997 through the last day of the fiscal quarter ending on or about May 31, 2000, the number of basis points determined by Agent in accordance with the definition of "Applicable Commitment Fee Rate" prior to the date of the Fifth Amendment Agreement to this Agreement;

                  (c) for the period from the first day of the fiscal quarter ending on or about August 31, 2000 through the last day of the fiscal quarter ending on or about August 31, 2000, fifty (50) basis points; and

                  (d) commencing with the financial statements for the fiscal quarter ending on or about May 31, 2000, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on the first day of the fiscal quarter that ends on or about November 30, 2000 and thereafter:


         ------------------------------------------- ---------------------------
                                                       Applicable Commitment
                       Leverage Ratio                         Fee Rate
         ------------------------------------------- ---------------------------
         Greater than or equal to 3.25 to 1.00               62.50 basis points
         ------------------------------------------- ---------------------------
         Greater than or equal to 3.00 to 1.00
                but less than 3.25 to 1.00                   50.00 basis points
         ------------------------------------------- ---------------------------
         Greater than or equal to 2.50 to 1.00
                but less than 3.00 to 1.00                   37.50 basis points
         ------------------------------------------- ---------------------------
         Less than 2.50 to 1.00                              32.50 basis points
         ------------------------------------------- ---------------------------

         Changes to the Applicable Commitment Fee Rate shall be effective on the first day of each fiscal quarter following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3
         (a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of
         Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

                  "Applicable LIBOR Margin" shall mean:

                  (a)for the period from the Closing Date through the fiscal quarter ending on or about August 31, 1997, fifty
         (50) basis points;

                  (b) for the period from September 1, 1997 through the last day of the fiscal quarter ending on or about May 31, 2000, the margin determined by Agent in accordance with the definition of "Applicable

         LIBOR Margin" prior to the date of the Fifth Amendment Agreement to this Agreement;

                  (c) for the period from the first day of the fiscal quarter that ends on or about August 31, 2000 through the last day of the fiscal quarter ending on or about August 31, 2000, two hundred (200) basis points; and

                  (d) commencing with the financial statements for the fiscal quarter ending on or about May 31, 2000, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on the first day of the fiscal quarter that ends on or about November 30, 2000 and thereafter:


         ------------------------------------------- ---------------------------
                        Leverage Ratio Margin                Applicable LIBOR
         ------------------------------------------- ---------------------------
         Greater than or equal to 3.50 to 1.00               275 basis points
         ------------------------------------------- ---------------------------
         Greater than or equal to 3.25 to 1.00
                but less than 3.50 to 1.00                   225 basis points
         ------------------------------------------- ---------------------------
         Greater than or equal to 3.00 to 1.00
                but less than 3.25 to 1.00                   200 basis points
         ------------------------------------------- ---------------------------
         Greater than or equal to 2.50 to 1.00
                but less than 3.00 to 1.00                   175 basis points
         ------------------------------------------- ---------------------------
         Less than 2.50 to 1.00                              150 basis points
         ------------------------------------------- ---------------------------

         Changes to the Applicable LIBOR Margin shall be effective on the first day of each fiscal quarter following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3
         (a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of
         Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

                  "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Agent or the Banks pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees, including any prepayment fee, payable hereunder; and (d) all Related Expenses.

                  "Loan Documents" shall mean this Agreement, each Note, each Guaranty of Payment, each Security Document, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         2. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Acceleration Event" shall have occurred if, (a) after the occurrence of a Default Event with respect to the Bank Obligations, the maturity of the Bank Obligations has been accelerated, or (b) after the occurrence of a Default Event with respect to any of the Noteholder Obligations, the maturity of any of the Noteholder Obligations has been accelerated.

                  "Administrative Expenses" shall mean (a) any and all reasonable costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent in any attempt by the Collateral Agent to (i) obtain, preserve, perfect, or enforce any security interest evidenced by any of the Collateral Documents or any other Lending Party Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any Guarantor of Payment, or any such Collateral; (b) to the extent not covered in subpart (a) hereof, all costs and expenses payable to the Collateral Agent pursuant to
         Section 9A.9 of this Agreement; or (c) all costs, liabilities and expenses incidental or related to (a) or (b) above, including, without limitation, interest thereupon (i) prior to the occurrence of an Event of Default, after ten (10) days after demand therefor until paid at the Default Rate, as defined in the Credit Agreement, and (ii) after the occurrence of an Event of Default, from the date incurred, imposed, or asserted until paid, at the Default Rate.

                  "Bank Obligations" shall mean, collectively, (a) the Debt, and
         (b) all other Indebtedness or other obligations incurred by any Company to Agent and the Banks pursuant to this Agreement or any other Loan Document, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Collateral" shall mean, collectively, (a) all of the Collateral, as defined in each of the respective Security Documents executed by Borrower and each Guarantor of Payment, (b) all of the Mortgaged Real Property, and (c) any other property, whether tangible or intangible, at any time securing the Obligations, or any part thereof, whether such Lien securing any of the Obligations is granted to, or otherwise obtained by, the Collateral Agent or any Lender.

                  "Collateral Agent" shall mean KeyBank National Association (and its successors and assigns) in its capacity as collateral agent pursuant to Article 9A hereof and under each of the Collateral Documents.

                  "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent and the Majority Banks, executed and delivered by Borrower or a Guarantor of Payment, as the case may be, wherein Borrower or such Guarantor of Payment has granted to the Collateral Agent, for the benefit of the Lenders, a security interest in and an assignment of all intellectual property owned by Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

                  "Collateral Documents" shall mean the Security Documents and any Intercreditor Agreement, together with all other documents, instruments or agreements executed in connection with the Security Documents or such Intercreditor Agreement, or in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Collateral, or any part thereof.

                  "Collateral Event" shall have the meaning given to such term in Section 2.9(c) hereof.

                  "Collateral Signing Date" shall mean the date of execution of the Fifth Amendment Agreement to this Agreement.

                  "Consolidated   Capital  Expenditures"  shall  mean,  for  any
         period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

                  "Default Event" shall mean the occurrence of (a) an Event of Default, or (b) an "Event of Default", as defined in any Note Agreement.

                  "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

                  "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks in connection with the Debt.

                  "Hedge Agreement Obligations" shall mean the aggregate amount of Indebtedness under any Hedge Agreement.

                  "Insolvency Event" shall mean (a) the pendency of any case against Borrower or any other Company arising under the United States Bankruptcy Code of 1978, as amended, or any successor statute, (b) the pendency of any case against Borrower or any other Company arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction, (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Borrower or any other Company or any substantial assets of any of them, (d) any assignment for the benefit of creditors of Borrower or any other Company, or (e) the failure of Borrower or any other Company generally to pay its debts as they become due.

                  "Intercreditor Agreement" shall have the meaning given to such term in Section 9A.1(b) hereof.

                  "Intercreditor Provisions" shall mean the intercreditor provisions set forth in Article 9A of this Agreement, the intercreditor provisions set forth on Exhibit G hereto, and, if applicable, the terms and conditions of an Intercreditor Agreement .

                  "Interest Coverage Ratio" shall mean the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

                  "Lender" shall mean any Bank, Noteholder or Line of Credit Lender.

                  "Lending Parties" shall mean, collectively, (a) Agent, on behalf of the Banks, (b) each Noteholder and (c) each Line of Credit Lender.

                  "Lending  Party" shall mean (a) Agent, on behalf of the Banks,
         (b) any Noteholder or (c) any Line of Credit Lender.

                  "Lending Party Documents" shall mean, collectively, the Loan Documents, the Note Agreements and the Line of Credit Documents.

                  "Leverage Event" shall have occurred if, at any time on or after the Collateral Signing Date, the Leverage Ratio is greater than or equal to 3.70 to 1.00.

                  "Letter of Credit Exposure" shall mean, at the time of determination, the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.1B hereof.

                  "Line of Credit Lender" shall mean (a) each of the financial institutions set forth on Schedule 4 hereto so long as such financial institution (i) is a Bank under this Agreement and (ii) has established an unsecured, discretionary line of credit for Borrower and its Subsidiaries, or (b) is financial institution that has entered into a Hedge Agreement with Borrower so long as such financial institution is a Bank under this Agreement; provided that, if any such financial institution ceases to be a Bank under this Agreement, then the Line of Credit Obligations owing to such financial institution shall no longer be secured by the Collateral.

                  "Line of Credit Documents" shall mean the promissory notes and
         other  agreements   evidencing  or  relating  to  the  Line  of  Credit
         Obligations.

                  "Line of Credit Obligations" shall mean all Indebtedness or other obligations incurred by Borrower to the Line of Credit Lenders, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising; provided, however, that the principal amount owing to any Line of Credit Lender shall not exceed the amount set forth opposite such Line of Credit Lender's name on
         Schedule 4 hereto.

                  "Loan and Reimbursement Obligations" shall mean, at the time of determination, with respect to the Bank Obligations, the sum of (a) the aggregate principal amount of the Loans then outstanding, plus (b) the Letter of Credit Exposure.

                  "Mortgage" shall mean a Mortgage, Deed of Trust or other instrument, in form and substance satisfactory to Agent and the Majority Banks, executed by Borrower or a Guarantor of Payment, as the case may be, with respect to any Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

                  "Mortgaged Real Property" shall mean each of the parcels of real property as set forth on Schedule 3 hereto, or interests therein, owned or leased by Borrower or a Guarantor of Payment, as appropriate, together with each other parcel of real property that shall become subject to a Mortgage, in each case together with all of the right, title and interest of Borrower or such Guarantor of Payment, as the case may be, in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

                  "Note Agreement" shall mean (a) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Principal Mutual Life Insurance Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005, or (b) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Northwestern Mutual Life Insurance Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005.

                  "Noteholder" shall mean Northwestern Mutual Life Insurance Company, and its successors and assigns, or Principal Mutual Life Insurance Company, and its successors and assigns.

                  "Noteholders" shall mean, collectively, Northwestern Mutual Life Insurance Company and Principal Mutual Life Insurance Company, and their respective successors and assigns.

                  "Noteholder Obligations" shall mean all Indebtedness or other obligations incurred by Borrower to the Noteholders pursuant to the Note Agreements, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Obligations" shall mean, collectively, (a) the Bank Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all Administrative Expenses and all other indebtedness or other obligations now owing or hereafter incurred by Borrower or any Guarantor of Payment to the Collateral Agent pursuant to this Agreement or any of the other Collateral Documents.

                  "Pledge Agreement" shall mean a Pledge Agreement, in form and substance satisfactory to Agent and the Majority Banks, executed and delivered to the Collateral Agent, for the benefit of the Lenders, by Borrower or a Guarantor of Payment, as appropriate, as the same may from time to time be amended, restated or otherwise modified.

                  "Pro Rata" shall mean, at the time of determination, with respect to any Lending Party, the percentage that is determined by dividing (a)(i) for Agent and the Banks, the Loan and Reimbursement Obligations, (ii) for each Noteholder, the aggregate outstanding principal amount then outstanding from such Noteholder under its Note Agreement, and (iii) for each Line of Credit Lender, (A) the aggregate principal amount of the Line of Credit Obligations then outstanding from such Line of Credit Lender, plus (B) the Hedge Agreement Obligations owing to such Line of Credit Lender, if any, by (b) the sum of (i) the aggregate outstanding principal amount of all of the Obligations, (ii) the Letter of Credit Exposure, and (iii) the Hedge Agreement Obligations. For all purposes under this Agreement or any of the Collateral Documents, Pro Rata shall be determined on the date of the occurrence of a Sharing Event.

                  "Related Expenses" shall mean (a) with respect to Agent, any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, Agent in any attempt by Agent to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing, (ii) obtain payment, performance, or observance of any and all of the Debt, or (iii) maintain, insure, audit, collect, preserve, repossess, or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any Guarantor of Payment, or any such collateral, (b) with respect to Agent or any Bank, all costs and expenses of Agent or such Bank in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing, and (c) all costs, liabilities and expenses incidental or related to (a) and
         (b) above, including, without limitation, interest thereupon (i) prior to the occurrence of an Event of Default, after ten (10) days after demand therefor until paid at the Default Rate, as defined in the Credit Agreement, and (ii) after the occurrence of an Event of Default, from the date incurred, imposed, or asserted until paid at the Default Rate.

                  "Security Agreement" shall mean a Security Agreement, in form and substance satisfactory to Agent and the Majority Banks, executed and delivered by Borrower or a Guarantor of Payment to the Collateral Agent, for the benefit of the Lenders, in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

                  "Security Documents" shall mean each Security Agreement, each Pledge Agreement, each Mortgage, each Collateral Assignment and Security Agreement, each U.C.C. financing statement executed in connection herewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Sharing Event" shall mean the earlier of (a) the occurrence of an Insolvency Event, or (b) the occurrence of an Acceleration Event.

                  "Stock  Repurchase"  shall  mean  the  purchase,   repurchase,
         redemption or other acquisition by a Company of any capital stock or other equity interest of such Company.

         3. The Credit Agreement is hereby amended to add a new Section 2.9 thereto as follows:

                  SECTION 2.9.      COLLATERAL EVENT.

                  (a) On the Collateral Signing Date, Borrower and each Guarantor of Payment shall execute and deliver to the Collateral Agent, for the benefit of the Lenders, a (a) Security Agreement, (b) Collateral Assignment and Security Agreement, (c) Pledge Agreement, if applicable, together with the appropriate share certificates referenced therein, and (d) Mortgage, if applicable; together with such U.C.C. financing statements, or other evidence of the Liens granted pursuant to any of the foregoing documents as Agent and the Majority Banks deem necessary or appropriate, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, Agent and the Majority Banks.

                  (b) Agent and the Banks hereby agree that each Security Document executed by Borrower or any Guarantor of Payment, on or after the Collateral Signing Date, shall be held by the Collateral Agent in escrow until the occurrence of a Collateral Event. Any Lien granted by Borrower or any Guarantor of Payment to the Collateral Agent, for the benefit of the Lenders, pursuant to any of such Security Documents shall not be effective and, for all purposes, shall not be deemed to have been granted unless and until the occurrence of a Collateral Event.

                  (c) Immediately and automatically upon the occurrence of a Leverage Event, or, in the alternative, at the written direction of the Majority Banks to the Collateral Agent after the occurrence of an Event of Default (each a "Collateral Event"), each of the Security Documents shall be automatically released from the escrow and the Lien granted in each such Security Document shall be immediately effective, without action on the part of any Person. Upon the occurrence of a Collateral Event, the Collateral Agent shall be authorized to file or record any UCC financing statement, mortgage or other evidence of the Liens granted pursuant to the Security Documents, or take any other action consistent therewith in order to provide further security to the Lenders. In addition, Borrower shall provide notice to Agent and the Banks contemporaneously with any notice provided to the Noteholders under Section 5.9(e) of the Note Agreements.

         4. The Credit Agreement is hereby amended to delete Section 5.7(a) therefrom in its entirety and to insert in place thereof the following:

                  (a) INTEREST COVERAGE. The Companies shall not suffer or permit at any time the Interest Coverage Ratio to be less than (i) 2.00 to 1.00 from the Closing Date through November 27, 1999, (ii) 1.75 to
         1.00 on the November 28, 1999 through the day before the last day of the fiscal quarter ending on or about May 31, 2000, (iii) 1.25 to 1.00 on the last day of the fiscal quarter ending on or about May 31, 2000 through the day before the last day of the fiscal quarter ending on or about February 28, 2001, (iv) 1.30 to 1.00 on the last day of the fiscal quarter ending on or about February 28, 2001 through the day before the last day of the fiscal quarter ending on or about May 31, 2001, (v) 1.35 to 1.00 on the last day of the fiscal quarter ending on or about May 31, 2001 through the day before the last day of the fiscal quarter ending on or about August 31, 2001, (vi) 1.45 to 1.00 on the last day of the fiscal quarter ending on or about August 31, 2001 through the day before the last day of the fiscal quarter ending on or about November 30, 2001, and (vii) 2.00 to 1.00 on the last day of the fiscal quarter ending on or about November 30, 2001 and thereafter.

         5. The Credit Agreement is hereby amended to delete Section 5.7(b) therefrom in its entirety and to insert in place thereof the following:

                  (b) LEVERAGE. The Companies shall not suffer or permit at any time the Leverage Ratio to exceed (i) 3.65 to 1.00 on the Closing Date through November 29, 1998, (ii) 3.40 to 1.00 on November 30, 1998
         through February 27, 1999, (iii) 3.25 to 1.00 on February 28, 1999 through August 30, 1999, (iv) 3.00 to 1.00 on August 31, 1999 through November 27, 1999, (v) 3.75 to 1.00 on November 28, 1999 through February 27, 2000, (vi) 3.50 to 1.00 on February 28, 2000, through the day before the last day of the fiscal quarter ending on or about May 31, 2000, (vii) 3.85 to 1.00 on the last day of the fiscal quarter ending on or about May 31, 2000 through the day before the last day of the fiscal quarter ending on or about February 28, 2001, (viii) 3.75 to
         1.00 on the last day of the fiscal quarter ending on or about February 28, 2001 through the day before the last day of the fiscal quarter ending on or about August 31, 2001, (ix) 3.50 to 1.00 on the last day of the fiscal quarter ending on or about August 31, 2001 through the day before the last day of the fiscal quarter ending on or about November 30, 2001, and (xi) 3.25 to 1.00 on the last day of the fiscal quarter ending on or about November 30, 2001 and thereafter.

         6. The Credit Agreement is hereby amended to delete Section 5.8 there-from in its entirety and to insert in place thereof the following:

                  SECTION 5.8. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

                  (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (c) Liens  on  property or assets of a  Subsidiary  to  secure
         obligations of such Subsidiary to Borrower or a   Guarantor of Payment;

                  (d) purchase money Liens securing credit extended to a Company for the purchase of fixed assets, so long as each such Lien is limited to the asset being purchased;

                  (e) Liens  existing as of the Closing  Date and  described  on
         Schedule 5.8 hereto (with the understanding, however, that the Indebtedness secured by such Liens may be extended, renewed, or replaced by Indebtedness of the same amount); and

                  (f) Liens granted to the Collateral Agent to secure the Obligations, so long as any such Liens granted to the Collateral Agent to secure the Noteholder Obligations or the Line of Credit Obligations are at all times subject to the Intercreditor Provisions, or other intercreditor provisions otherwise satisfactory to Agent and the Majority Banks.

         7. The Credit Agreement is hereby amended to delete Section 5.16 therefrom in its entirety and to insert in place thereof the following:

                 SECTION 5.16. SUBSIDIARIES ACQUIRED, HELD OR CREATED SUBSEQUENT TO THE CLOSING DATE.

                  (a) Subject to Section 5.16(b) hereof, (i) each Subsidiary created, acquired or held subsequent to the Closing Date shall (A) immediately execute and deliver to Agent, for the benefit of the Banks, a Guaranty of Payment, (B) execute and deliver to the Collateral Agent, for the benefit of the Lenders, such Security Documents as Agent shall require, and (C) deliver to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel as may reasonably be deemed necessary or advisable by Agent; provided, however, that no Foreign Subsidiary shall be required to execute or deliver any Guaranty of Payment or Security Document so long as the execution thereof will cause or result in an adverse tax consequence to any Company; and (ii) Borrower or the appropriate Guarantor of Payment shall deliver to the Collateral Agent, for the benefit of the Lenders, the share certificates, or other evidence of equity interest, of such Subsidiary pursuant to the terms of the Pledge Agreement executed by Borrower or such Guarantor of Payment; provided however, that no

         Company shall be required to pledge more than sixty-five (65%) of the outstanding shares of stock or other equity interest of any Foreign Subsidiary so long as the pledge thereof will cause or result in an adverse tax consequence to any Company.

                  (b) Notwithstanding anything in subsection (a) hereof to the contrary, a Subsidiary shall not be required to comply with the requirements of such subsection so long as (i) the total assets of such Subsidiary are less than five and one-half percent (5 1/2%) of either the revenues or assets (or both) of Borrower, on a Consolidated basis, and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than five and one-half percent (5 1/2%) of either the revenues or assets (or both) of Borrower, on a Consolidated basis, does not exceed the aggregate amount of fifteen percent (15%) of either the revenues or assets (or both) of Borrower, on a Consolidated basis; provided, that in the event that the total assets of any Subsidiary that has not complied with the requirements of subsection (a) above are at any time equal to or greater than five and one-half percent (5 1/2%) of either the revenues or assets (or both) of Borrower, on a Consolidated basis, Borrower shall provide Agent and the Banks with prompt written notice of such asset value.

         8. The Credit Agreement is hereby amended to add a new Section 5.21 thereto as follows:

                  SECTION 5.21. CAPITAL EXPENDITURES. The Companies shall not invest in Consolidated Capital Expenditures more than an aggregate amount equal to (a) Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000), during the 2000 fiscal year of Borrower, (b) Forty-Seven Million Dollars ($47,000,000), during the 2001 fiscal year of Borrower, and (c) Fifty Million Dollars ($50,000,000) during the 2002 fiscal year of Borrower and during each fiscal year of Borrower thereafter.

         9. The Credit Agreement is hereby amended to add a new Section 5.22 thereto as follows:

                  SECTION 5.22. STOCK REPURCHASES. No Company shall effect any Stock Repurchase unless (a) no Event of Default or Unmatured Event of Default shall then exist or immediately thereafter begin to exist, and
         (b) at the time of such Stock Repurchase, and after giving effect thereto, (i) the Leverage Ratio is less than or equal to 3.25 to 1.00 and (ii) the Interest Coverage Ratio is greater than or equal to 2.00 to 1.00; provided, however, that, so long as no Event of Default or Unmatured Event of Default shall then exist or immediately thereafter begin to exist, Borrower shall be permitted to effect a Stock Repurchase on or after the Collateral Signing Date in an aggregate amount, for all such Stock Repurchases, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) pursuant to the terms and conditions of the Share Purchase Agreement.

         10. The Credit Agreement is hereby amended to add a new Section 5.23 thereto as follows:

                  SECTION 5.23. PROPERTY ACQUIRED OR HELD SUBSEQUENT TO CLOSING DATE. Borrower shall provide Agent with prompt written notice with respect to any real property acquired or held by a Company on or after the Collateral Signing Date with a fair market value in excess of One Hundred Thousand Dollars ($100,000). At the request of Agent, Borrower shall provide, or cause such Company to provide, to the Collateral Agent, for the benefit of the Lenders, (a) a Mortgage with respect to such real property, (b) such other information, documents or agreements as may be deemed necessary or advisable by Agent and the Majority Banks in connection with such Mortgage, and (c) such corporate governance and authorization documents and an opinion of counsel as may be deemed reasonably necessary or advisable by Agent and the Majority Banks. Any Security Document delivered pursuant to this Section prior to the occurrence of a Collateral Event shall be held in escrow pursuant to
         Section 2.9 hereof until the occurrence of a Collateral Event.

         11. The Credit Agreement is hereby amended to add a new Section 5.24 thereto as follows:

                  SECTION 5.24. ADDITIONAL COVENANTS WITH RESPECT TO MORTGAGED REAL PROPERTY.

                  (a) Upon the request of Agent, after the occurrence of a Collateral Event, Borrower shall provide to the Collateral Agent with respect to each Mortgaged Real Property, or such thereof as Agent, in its reasonable discretion, may require, at Borrower's cost and expense, a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case Borrower shall provide such other form of a Loan Policy of title insurance as may reasonably requested by Agent) issued by a title company satisfactory to Agent (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage to be a valid first priority Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to this Agreement, with such endorsements and affirmative insurance as Agent, in its reasonable discretion, may require. If Agent shall require Borrower to deliver a Loan Policy of Title Insurance to the Collateral Agent for any or all of the Mortgaged Real Property, Agent shall notify Borrower in writing of such requirement and the specific Mortgaged Real Property for which a Loan Policy of Title Insurance is being requested and Borrower shall, within sixty (60) days after receipt of such written notice, deliver the required Loan Policy or Loan Policies to the Collateral Agent with a copy to Agent.

                           (b) If, in the opinion of Agent, either (i) any information provided by Borrower with respect to any Mortgaged Real Property indicates or suggests the existence of an environmental condition or a potential environmental condition on such Mortgaged Real

         Property that requires further inquiry or study, or (ii) Borrower fails or is unable to provide any relevant environmental information regarding the environmental condition of any Mortgaged Real Property, Borrower shall provide to Agent, with respect to each Mortgaged Real Property, or such thereof as Agent, in its reasonable discretion, may require, at Borrower's cost and expense, environmental reports or studies prepared by environmental engineering firms acceptable to Agent (the "Reports"), which Reports shall be in form acceptable to Agent, in its sole discretion. If Agent shall require Borrower to deliver the Reports, Agent shall notify Borrower in writing of such requirement, the reason therefore, and the type of environmental report or study required, and Borrower shall, within ninety (90) days after receipt of such notice, deliver the required Reports to Agent.

                  (c) Upon the request of Agent after the occurrence of a Collateral Event, Borrower shall provide to the Collateral Agent with respect to each Mortgaged Real Property, or such thereof as Agent, in its reasonable discretion, may require, at Borrower's cost and expense,
         (i) a current (certified not more than sixty (60) days prior to the date of such request) "as-built" survey of the such Mortgaged Real Property, prepared by a licensed surveyor acceptable to Agent, certified to Agent, the Collateral Agent and the Lenders and the title company pursuant to certificate of survey acceptable to Agent; such survey shall be in form and substance acceptable to Agent, in its sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1992; (ii) a copy of the certificate of occupancy for each building located on each such Mortgaged Real Property; (iii) evidence satisfactory to Agent of compliance with all building and zoning codes applicable to the Mortgaged Real Property,
         (iv) evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property; and (v) evidence, satisfactory to Agent, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.

         12. The Credit Agreement is hereby amended to add a new Article 9A thereto, immediately following Article 9 thereof, as follows:

                          ARTICLE 9A. COLLATERAL AGENCY
                          AND INTERCREDITOR PROVISIONS

                  SECTION 9A.1. FILING OF SECURITY DOCUMENTS; INTERCREDITOR PROVISIONS; AUTHORIZATION OF AGENT AND THE COLLATERAL AGENT.

                  (a) Borrower, Agent and the Banks acknowledge and agree that, upon the occurrence of a Collateral Event, the Security Documents shall become effective in accordance with the terms and conditions of Section
         2.9 hereof. Borrower, Agent and the Banks further acknowledge and agree that any security interest or Lien granted to the Collateral Agent pursuant to each of the Security Documents shall, in addition to securing the Debt, also secure, on a pro rata basis, certain obligations owing to the Noteholders and the Line of Credit Lenders, subject to the terms and conditions of this Article 9A; provided, however, that neither the consent or agreement of the Noteholders or the Line of Credit Lenders to the Intercreditor Provisions nor any other event or condition shall be a condition precedent to the effectiveness, upon the occurrence of a Collateral Event, of any of the Security Documents.

                  (b) In the event that the Noteholders request Agent, on behalf of the Banks, and the Collateral Agent to enter into a separate intercreditor agreement with respect to the Collateral, then Borrower and each of the Banks hereby authorizes Agent, on behalf of the Banks, and the Collateral Agent to enter into an intercreditor agreement (containing terms and conditions substantially similar to those set forth in Exhibit G to this Agreement and otherwise consistent, in the discretion of Agent, with this Article 9A) ("Intercreditor Agreement") with the Noteholders and any or all of the Line of Credit Lenders to facilitate the terms and conditions of this Article 9A. Agent is hereby authorized to sign any Intercreditor Agreement on behalf of the Banks.

                  SECTION 9A.2. APPOINTMENT OF THE COLLATERAL AGENT. Each Bank hereby appoints KeyBank National Association (together with its successors and assigns) as the Collateral Agent under this Agreement, with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, the Intercreditor Provisions and the Collateral Documents, together with such other powers as are reasonably incidental thereto in order to carry out the intent of this Agreement or any Collateral Document, in the opinion of the Collateral Agent, and KeyBank National Association hereby accepts such appointment as the Collateral Agent under this Agreement and the Collateral Documents. Neither the Collateral Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith or with any Collateral Document, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  SECTION 9A.3. PRO RATA DISTRIBUTION OF COLLATERAL. The Collateral Agent shall be the secured party, beneficiary or mortgagee, as applicable, under the Collateral Documents. The Collateral shall be held for the benefit of the Lenders on a pari passu basis and shall serve as security for all of the Obligations. Subject to the terms of this Agreement, the Collateral Agent shall receive, hold, administer and enforce the Intercreditor Provisions and the Collateral Documents, and foreclose upon, collect, dispose of all or any part of the Collateral, and deliver to the Lending Parties, the proceeds therefrom for the Pro Rata benefit of the respective Lending Parties in accordance with the terms of this Article 9A and the Intercreditor Provisions. Each Bank agrees that any security interest or Lien granted to any Bank with respect to the Collateral, or any part thereof, on or after the Collateral Signing Date, shall be deemed to be held by such Bank for the benefit of the Lenders pursuant to the terms of this
         Article 9A and the Intercreditor Provisions.

                  SECTION 9A.4. DELIVERY OF COLLATERAL TO THE COLLATERAL AGENT. If any Bank receives possession of any portion of the Collateral, or any proceeds thereof, such Bank shall receive and hold the same in trust for the Collateral Agent to be disposed of, or to be delivered to the Collateral Agent, in accordance with the terms of the Intercreditor Provisions.

                  SECTION 9A.5. APPOINTMENT OF POWER OF ATTORNEY. Each Bank irrevocably authorizes, appoints, and empowers the Collateral Agent to act as such Bank's attorney-in-fact with respect to the Collateral, or any part thereof, or under or with respect to any of the Collateral Documents, as the Collateral Agent may deem necessary or advisable for the enforcement of this Article 9A, or to otherwise carry out the intent of this Article 9A or the Intercreditor Provisions; and each Bank shall execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as may be reasonably requested by the Collateral Agent to enable the Collateral Agent to enforce any and all of the Collateral Agent's rights or duties under the Intercreditor Provisions and the Collateral Documents.

                  SECTION 9A.6. ACTIONS BY THE COLLATERAL AGENT. Each Bank acknowledges that (a) such Bank has performed and will continue to perform its own credit analysis of Borrower and each other Company and its own investigations of the risks involved in the transactions contemplated in connection with the Obligations and in entering into the provisions of this Article 9A and the Collateral Documents, (b) such Bank has reviewed the form and substance of each of the Collateral Documents, including any UCC financing statements filed in connection with any of the Collateral Documents, and (c) the Collateral Agent, by executing this Agreement, has not, nor at any time shall the Collateral Agent be deemed to have, made any representation or warranty, express or implied, with respect to the (i) due execution, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Collateral Documents or any of the Intercreditor Provisions or as to the financial condition or creditworthiness of Borrower or any other Company, or the collectability of the Obligations, or (ii) validity, perfection, priority, enforceability, value or sufficiency of, or title to any of the Collateral, or the filing, or recording, or taking of any other actions with respect to the Collateral. Although the Collateral Agent will endeavor to exercise the same care in administering the Collateral as if the Collateral Agent were acting for its own account, the Collateral Agent shall be fully protected in relying upon any document that appears to it to be genuine, and upon the advice of legal counsel, independent accountants and other appropriate experts (including those retained by Borrower). Neither the Collateral Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  SECTION 9A.7. INDEMNIFICATION BY BORROWER. Borrower agrees to defend, indemnify and hold harmless Agent and the Collateral Agent (and their respective officers, directors, affiliates, employees, attorneys and agents) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or the Collateral Agent in connection with any investigative, administrative or judicial proceeding (whether or not Agent or the Collateral Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of Agent's or the Collateral Agent's duties under this Article 9A, the Intercreditor Provisions or under the Collateral Documents or any activities of any Company or any Obligor or any of their affiliates; provided that neither Agent nor the Collateral Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. All obligations provided for in this Section 9A.7 shall survive any termination of this Agreement.

                  SECTION 9A.8. INDEMNIFICATION BY BANKS. To the extent not indemnified or reimbursed by Borrower, the Banks agree to indemnify Agent and the Collateral Agent, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or the Collateral Agent in its capacity as agent in any way relating to or arising out of this Article 9A, the Intercreditor Provisions or any Collateral Document or any action taken or omitted by Agent or the Collateral Agent with respect to this Article 9A or any Collateral Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's or the Collateral Agent's gross negligence, willful misconduct, as determined by a court of competent jurisdiction, or from any action taken or omitted by agent or the Collateral Agent in any capacity other than as agent or collateral agent under this Article 9A, as the case may be.

                  SECTION 9A.9.  COSTS,  EXPENSES AND TAXES.  Borrower agrees to pay, on demand, all costs and expenses of the Collateral Agent, including, but not limited to (a) administration, out-of-pocket and extraordinary expenses of the Collateral Agent in connection with the administration of the Collateral and the Collateral Documents, (b) any expenses of the Collateral Agent incurred in connection with the preparation of any of the Collateral Documents, (d) the reasonable fees and out-of-pocket expenses of special counsel and local counsel, or any other special consultant or advisor, retained by the Collateral Agent with respect to the Collateral Documents, and (e) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Collateral Documents, and the other instruments and documents to be delivered in connection therewith.

         13. The Credit Agreement is hereby amended to (a) add a new Schedule 3 (Mortgaged Real Property) thereto, in the form of Schedule 3 to this Amendment,
(b) add a new Schedule 4 (Line of Credit  Obligations)  thereto,  in the form of
Schedule 4 to this Amendment, and (c) add a new Exhibit G (Collateral Agency and Intercreditor Provisions) thereto, in the form of Exhibit G to this Amendment.

         14. Concurrently with the execution of this Amendment (or, with respect to any items set forth below, at such later date as specified below or at such other reasonable time as is agreed to by Agent), Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

         (b) pay all legal fees and expenses of Agent in connection with this Amendment;

         (c) pay an amendment fee to Agent, for the pro rata benefit of each Executing Bank, as hereinafter defined, in an amount equal to (i) twenty (20) basis points, times (ii) the Total Commitment Amount, times (iii) the Commitment Percentage of such Executing Bank; as used herein "Executing Bank" shall mean each Bank that shall have approved, prior to 12:01 P.M. (Cleveland, Ohio time) on June 22, 2000, the transactions set forth in this Amendment by executing and returning to Agent the Commitment Letter distributed by Agent;

         (d) on or before July 14, 2000, cause each Guarantor of Payment to execute and deliver to Agent, for the benefit of the Banks, a replacement
Guaranty of Payment, in form and substance satisfactory to Agent and the Majority Banks, which Guaranty of Payment shall be dated as of the Closing Date (or the date when such Company became a Guarantor of Payment) and shall replace the Guaranty of Payment originally executed by each such Guarantor of Payment;

         (e) on or before July 14, 2000, execute and deliver, and cause each Guarantor of Payment to execute and deliver to the Collateral Agent, for the benefit of the Lenders, a Security Agreement and such other documents or instruments, as may be required by Agent to create or perfect the Liens of the Collateral Agent, for the benefit of the Lenders, in the assets of Borrower and each Guarantor of Payment, all to be in form and substance satisfactory to Agent and the Majority Banks;

         (f) on or before July 14, 2000, execute and deliver, and cause each Guarantor of Payment to execute and deliver, to the Collateral Agent, for the benefit of the Lenders, a Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent and the Majority Banks;

         (g) on or before July 14, 2000, execute and deliver, and cause each Guarantor of Payment to execute and deliver, to the Collateral Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to Agent and the Majority Banks, together with the delivery of the Pledged Securities referenced therein and appropriate stock powers;

         (h) on or before July 14, 2000, execute and deliver, and cause each Guarantor of Payment to execute and deliver, as appropriate, to the Collateral Agent, for the benefit of the Lenders, a Mortgage, in form and substance satisfactory to Agent and the Majority Banks, with respect to each parcel of Mortgaged Real Property;

         (i) on or before July 14, 2000, with respect to the property owned or leased by Borrower and each other Company, (i) provide to the Collateral Agent U.C.C. financing statements, registration or other similar statements satisfactory to Agent; (ii) provide to Agent and the Banks the results of U.C.C. and other lien searches satisfactory to Agent; (iii) provide to Agent and the Banks the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (iv) provide to Agent and the Banks U.C.C. termination statements or, if applicable, other termination statements, reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of any property of any Company and not permitted under the Credit Agreement;

         (j) on or before July 14, 2000, provide to Agent and the Banks an officer's certificate certifying the names of the officers of Borrower and each Guarantor of Payment authorized to sign this Amendment and the Security Documents to which Borrower or such Guarantor of Payment is a party, together with the true signatures of such officers and certified copies of the resolutions of the board of directors of Borrower or such Guarantor of Payment, evidencing approval of the execution and delivery of this Amendment and the Security Documents to which Borrower or such Guarantor of Payment is a party;

         (k) on or before July 21, 2000, provide to Agent, the Collateral Agent and the Banks such opinions of counsel for Borrower and each Guarantor of Payment, in form and substance reasonably satisfactory to Agent and the Banks, as Agent and the Banks may deem necessary or appropriate;

         (l) on or before July 14, 2000, provide to Agent and the Banks a good standing certificate (or foreign equivalent) for Borrower and each Guarantor of Payment, issued on or about the date of this Amendment by the Secretary of State (or foreign equivalent) in the state or jurisdiction where Borrower or such Guarantor of Payment is incorporated or organized and in each state or jurisdiction in which such Borrower or such Guarantor of Payment is qualified as a foreign entity;

         (m) on or before July 21, 2000, provide to Agent and the Banks updated Schedules, including, but not limited to, an updated Schedule 6.1 which shall include (i) the location of the chief executive office and the principal place of business of each Company, (ii) each state or other location where each Company has places of business or maintains inventory, equipment or records concerning such Company's accounts, and (iii) each state or other location where each Company owns any real property; and

         (n) provide such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

         15. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         16. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         17. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         18. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         19. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank]

         20. JURY TRIAL WAIVER. BORROWER, EACH GUARANTOR OF PAYMENT, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE GUARANTORS OF PAYMENT, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                               AMCAST INDUSTRIAL CORPORATION

                               By:/s/ John H. Shuey
                               -------------------------------------
                                        John H. Shuey, President and
                                        Chief Executive Officer

                               KEYBANK NATIONAL ASSOCIATION,
                                        as Agent and as a Bank

                               By:/s/ Francis W. Lutz, Jr.
                               -------------------------------------
                               Title: Francis W. Lutz, Jr. Portfolio Officer
                               -------------------------------------

                               KEYBANK NATIONAL ASSOCIATION,
                                        as Collateral Agent

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               BANCA COMMERCIALE ITALIANA

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               and
                               -------------------------------------
                               Title:
                               -------------------------------------

                               THE BANK OF NEW YORK

                               By:/s/ Edward Dougherty
                               -------------------------------------
                               Title: Edward Dougherty, Vice President
                               -------------------------------------

                               BANK ONE, NA

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               CREDIT AGRICOLE INDOSUEZ
                                  (successor in interest to Caisse Nationale
                                   de Credit Agricole)

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               and
                               -------------------------------------
                               Title:
                               -------------------------------------

                               COMERICA BANK

                               By:/s/ Nicholas Mester
                               -------------------------------------
                               Title:Nicholas Mester, Assistant Vice President
                               -------------------------------------

                               CREDITO ITALIANO SPA

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               and
                               -------------------------------------
                               Title:
                               -------------------------------------

                               SANPAOLO IMI, SPA

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               and
                               -------------------------------------
                               Title:
                               -------------------------------------

                               NATIONAL CITY BANK OF DAYTON

                               By:/s/ Neal J. Hinkel
                               -------------------------------------
                               Title:Neal J. Hinkel, Vice President
                               -------------------------------------

                               BANK ONE, MICHIGAN (successor by merger
                                  to NBD Bank)

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               THE SANWA BANK, LIMITED,
                                  CHICAGO BRANCH

                               By:
                               -------------------------------------
                               Title:
                               -------------------------------------

                               FIRSTAR BANK, NATIONAL
                                  ASSOCIATION (fka STAR BANK, N.A.)

                               By:/s/ Derek S. Roudebush
                               -------------------------------------
                               Title:Derek S. Roudebush, Vice President
                               -------------------------------------

                            GUARANTOR ACKNOWLEDGMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment. Each of the undersigned specifically agrees to the waivers set forth in such Amendment, including but not limited to the jury waiver. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                               ELKHART PRODUCTS CORPORATION
                               AMCAST AUTOMOTIVE OF INDIANA,
                                  INC. (fka Wheeltek, Inc.)
                               AS INTERNATIONAL, INC.

                               By:/s/ Douglas D. Watts
                               -------------------------------------
                                        Douglas D. Watts, Vice President
                                        of each of the Companies listed
                                        above

                               AMCAST INVESTMENT SERVICES
                                        CORPORATION

                               By:/s/ John H. Shuey
                               -------------------------------------
                                        John H. Shuey, President

                                   Schedule 4

                             Line of Credit Lenders

Lender                                      Maximum Amount of Facility
---------------------------------           ---------------------------

KeyBank National Association                         $10,000,000

Firstar Bank, National Association                    $5,000,000

National City Bank of Dayton                          $7,000,000